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                                                                   EXHIBIT 10.13

                          INDUSTRIAL REAL ESTATE LEASE

                                    BETWEEN

                             CYPRESS LAND COMPANY,
                        A CALIFORNIA LIMITED PARTNERSHIP

                                      AND

                             NETCOM SYSTEMS, INC.,
                             A DELAWARE CORPORATION

                                      for

                               26750 AGOURA ROAD,
                          CALABASAS, CALIFORNIA 91302


                                 June 25, 1998


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                               TABLE OF CONTENTS

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                                                                            Page
                                                                            ----
ARTICLE ONE: BASIC TERMS ..................................................  1
     Section 1.1    Date of Lease .........................................  1
     Section 1.2    Landlord ..............................................  1
     Section 1.3    Tenant ................................................  1
     Section 1.4    Property ..............................................  1
     Section 1.5    Lease Term ............................................  1
     Section 1.6    Permitted Uses ........................................  1
     Section 1.7    Initial Security Deposit ..............................  1
     Section 1.8    Rent and Other Charges Payable by Tenant ..............  2
     Section 1.9    Riders ................................................  2

ARTICLE TWO: LEASE TERMS ..................................................  2
     Section 2.1    Lease of Property for Lease Term ......................  2
     Section 2.2    Holding Over ..........................................  2
     Section 2.3    Option to Extend ......................................  3

ARTICLE THREE: BASE RENT ..................................................  6
     Section 3.1    Time and Manner of Payment ............................  6
     Section 3.2    Cost of Living Increases ..............................  6
     Section 3.3    Security Deposit; Increases ...........................  7
     Section 3.4    Termination; Advance Payments .........................  7

ARTICLE FOUR: OTHER CHARGES PAYABLE BY TENANT .............................  8
     Section 4.1    Additional Rent .......................................  8
     Section 4.2    Property Taxes ........................................  8
     Section 4.3    Utilities ............................................. 10
     Section 4.4    Insurance Policies..................................... 10
     Section 4.5    Late Charges .......................................... 14
     Section 4.6    Interest on Past Due Obligations ...................... 14
     Section 4.7    Impounds for Insurance Premiums and Real
                    Property Taxes ........................................ 15

ARTICLE FIVE: USE OF PROPERTY ............................................. 15
     Section 5.1    Permitted Uses ........................................ 15
     Section 5.2    Manner of Use ......................................... 15
     Section 5.3    Hazardous Materials ................................... 16
     Section 5.4    Outside Storage ....................................... 22
     Section 5.5    Signs and Auctions .................................... 22
     Section 5.6    Indemnity ............................................. 22
     Section 5.7    Landlord's Access ..................................... 22
     Section 5.8    Quiet Possession ...................................... 23
     Section 5.9    Future Easements and Governmental Requirements ........ 23

ARTICLE SIX: CONDITION OF PROPERTY; MAINTENANCE, REPAIRS
             AND ALTERATIONS .............................................. 23
     Section 6.1    Existing Conditions ................................... 23
     Section 6.2    Exemption of Landlord from Liability .................. 23


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
     Section 6.3    LANDLORD'S OBLIGATIONS.......................  24
     Section 6.4    TENANT'S OBLIGATIONS.........................  24
     Section 6.5    ALTERATIONS, ADDITIONS, AND
                    IMPROVEMENTS.................................  26
     Section 6.6    CONDITION UPON TERMINATION...................  26
     Section 6.7    COMMON AREAS.................................  27

ARTICLE SEVEN: DAMAGE OR DESTRUCTION.............................  27
     Section 7.1    DAMAGE TO PROPERTY...........................  27
     Section 7.2    TEMPORARY REDUCTION OF RENT..................  29
     Section 7.3    WAIVER.......................................  29
     Section 7.4    LANDLORD'S FAILURE TO REPAIR WITHIN 12
                    MONTHS.......................................  29
     Section 7.5    REPAIR OF SHELL TO SIMILAR CONDITION.........  30

ARTICLE EIGHT: CONDEMNATION......................................  31

ARTICLE NINE:  ASSIGNMENT AND SUBLETTING.........................  31
     Section 9.1    LANDLORD'S CONSENT REQUIRED..................  31
     Section 9.2    TENANT AFFILIATE.............................  32
     Section 9.3    NO RELEASE OF TENANT.........................  32
     Section 9.4    OFFER TO TERMINATE...........................  32
     Section 9.5    LANDLORD'S CONSENT...........................  32
     Section 9.6    LANDLORD'S SHARE OF PREMIUM..................  33
     Section 9.7    NO MERGER....................................  34

ARTICLE TEN:  DEFAULTS; REMEDIES.................................  34
     Section 10.1   COVENANTS AND CONDITIONS.....................  34
     Section 10.2   DEFAULTS.....................................  34
     Section 10.3   REMEDIES.....................................  35
     Section 10.4   REPAYMENT OF "FREE" RENT.....................  36
     Section 10.5   CUMULATIVE REMEDIES..........................  37

ARTICLE ELEVEN:  PROTECTION OF LENDERS...........................  37
     Section 11.1   SUBORDINATION................................  37
     Section 11.2   ATTORNMENT...................................  38
     Section 11.3   SIGNING OF DOCUMENTS.........................  38
     Section 11.4   ESTOPPEL CERTIFICATES........................  39
     Section 11.5   TENANT'S FINANCIAL CONDITION.................  39

ARTICLE TWELVE:  LEGAL COSTS.....................................  40
     Section 12.1   LEGAL PROCEEDINGS............................  40
     Section 12.2   LANDLORD'S CONSENT...........................  40

ARTICLE THIRTEEN:  MISCELLANEOUS PROVISIONS......................  41
     Section 13.1   NON-DISCRIMINATION...........................  41
     Section 13.2   LANDLORD'S LIABILITY; CERTAIN DUTIES.........  41
     Section 13.3   SEVERABILITY.................................  42
     Section 13.4   INTERPRETATION...............................  42
     Section 13.5   INCORPORATION OF PRIOR AGREEMENTS;
                    MODIFICATIONS................................  42
     Section 13.6   NOTICES......................................  42
     Section 13.7   WAIVERS......................................  42
     Section 13.8   RECORDATION..................................  43

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
     Section 13.9   BINDING EFFECT; CHOICE OF LAW................  43
     Section 13.10  CORPORATE AUTHORITY .........................  43
     Section 13.11  FORCE MAJEURE................................  43
     Section 13.12  EXECUTION OF LEASE...........................  43
     Section 13.13  SURVIVAL.....................................  43
     Section 13.14  DEFINITION OF CONTRACTOR.....................  43

ARTICLE FOURTEEN:  BROKERS.......................................  44
     Section 14.1   No Other Brokers.............................  44

Exhibit "A" - Legal Description of Property

Exhibit "B" - Shell Plans and Specifications

CONSTRUCTION RIDER


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                          INDUSTRIAL REAL ESTATE LEASE

ARTICLE ONE: BASIC TERMS

      This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

      Section 1.1  DATE OF LEASE: June 25, 1998

      Section 1.2 LANDLORD: Cypress Land Company, a California limited partnership

Address of Landlord: 2203 East Carson Street, Suite A-1, Long Beach, California 90810

      Section 1.3  TENANT: Netcom Systems, Inc., a Delaware corporation

Address of Tenant: 20550 Nordhoff Street, Chatsworth, California. Tenant's address shall be changed to the address of the Property upon the Commencement Date of this Lease.

      Section 1.4 PROPERTY: 26750 Agoura Road, Calabasas, California, consisting of the land described on Exhibit "A" which legal description is attached hereto, and a building and improvements (the term "Property" includes the Tenant Improvements defined in the Construction Rider) to be constructed pursuant to the Construction Rider attached hereto.

      Section 1.5 LEASE TERM: One hundred twenty-three (123) months beginning on the Commencement Date (as defined in the Construction Rider). If the Commencement Date is on a day other than the first day of a month, then such partial first monthly period shall be added to the one hundred twenty-three
(123) month period, and the Lease Term shall be one hundred twenty-three (123) months plus such additional first fractional month.

      Section 1.6 PERMITTED USES: (See Article Five) Distribution, manufacturing, general office, sales, warehousing, storage and related uses, as permitted by governmental laws, rules and regulations affecting the Property.

      Section 1.7 INITIAL SECURITY DEPOSIT: (See Section 3.3) Seventy-five Thousand Eighteen Dollars and Thirty Cents ($75,018.30).



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      Section 1.8  RENT AND OTHER CHARGES PAYABLE BY TENANT:

      (a) BASE RENT: Seventy-five Thousand Eighteen Dollars and Thirty Cents ($75,018.30) per month for the first thirty (30) months, as provided in Section
3.1. The initial Base Rent shall be adjusted as provided in paragraph 3.2 of the Construction Rider. The Base Rent shall be increased on the first day of the thirty-first (31st), sixty-first (61st), ninety-first (91st) and one hundred twenty-first (121st) full month of the Lease Term (individually referred to as a "Rental Adjustment Date" and collectively as "Rental Adjustment Dates") as provided in Section 3.2 of this Lease. The Comparison Base Rent (as defined in Paragraph 3.2(a)) shall be increased on each Rental Adjustment Date a minimum of seven and sixty-eight one-hundredths percent (7.68%) and a maximum of eighteen and one-half percent (18.5%).

      (b) ABATED RENT: Provided that Tenant is not then in monetary default under the terms of this Lease, the Base Rent for the first (1st), second (2nd) and sixty-first (61st) full months of the initial Lease Term shall be forgiven. Even though the Base Rent is forgiven under the immediate preceding sentence for the 61st month, the Base Rent shall be increased for the 61st month as calculated under Paragraph 1.8(a) above. Such forgiven rent shall be classified as "Abated Rent" under Section 10.4 below.

      (c)  OTHER PERIODIC PAYMENTS: (i) Real Property Taxes (See Section 4.2);
(ii) Utilities (See Section 4.3); (iii) Insurance Premiums (See Section 4.4);
(iv) Impounds for Insurance Premiums and Property Taxes (See Section 4.7); (v) Maintenance, Repairs and Alterations (See Article Six).

      Section 1.9 RIDERS: The following Riders are attached to and made a part of this Lease: Construction Rider

ARTICLE TWO:  LEASE TERM

      Section 2.1 LEASE OF PROPERTY FOR LEASE TERM. Landlord leases the Property to Tenant and Tenant leases the Property from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.5 above and shall begin on the Commencement Date and end on the date specified in Section 1.5 above, unless the Lease Term terminates under any provision of this Lease.

      Section 2.2 HOLDING OVER. Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages which Landlord incurs from Tenant's delay in vacating the Property. If Tenant does not vacate the Property upon the expiration or earlier termination of this Lease and Landlord



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thereafter accepts rent from Tenant, Tenant's occupancy of the Property shall be a "month-to-month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by fifty percent (50%).

       Section 2.3   OPTION TO EXTEND.

       (a) Exercise. Landlord hereby grants to Tenant one (1) option (referred to herein as the "Option") to renew and extend the term of this Lease for a term of five (5) years (such five-year term for the Option is referred to herein as the "Option Term"). The Option must be exercised by written notice ("Option Notice") received by Landlord no later than six (6) months prior to the expiration of the then current Lease Term. Furthermore, the Option shall not be deemed to be properly exercised if Tenant is prohibited from exercising the Option pursuant to subparagraphs (i) or (ii), below. If the Option is not properly exercised within the Option Notice period in the manner prescribed herein, it shall expire and be of no further force and effect. Time is of the essence. Tenant may not revoke an election of the Option once Tenant makes an election to exercise the Option. Provided that Tenant has properly exercised the Option, the term of the Lease shall be extended for the Option Term (and references in this Lease to the Lease "term" shall then include the Option
Term), and all terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect, except that the Base Rent shall be modified as set forth in Paragraphs 2.3(b), (c) and (d), below.

              (i) If Tenant is in default under any provision of this Lease and such default remains uncured, then Tenant may not exercise the Option. The period of time within which the Option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise the Option because of Tenant's default.

             (ii) The Option granted to Tenant in this Lease is personal to Tenant and may not be exercised or assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant and any person to whom the entire Lease is assigned under Section 9.2 where Landlord's consent to such assignment is not required under Section 9.2. The Option herein granted to Tenant is not assignable to any person separate and apart from this Lease.

       (b) Base Rent. The Base Rent payable for the first thirty (30) months of each Option Term shall be the greater of: (i) the Fair Rental Value (as determined under Paragraph 2.3(c)); or (ii) the Base Rent during the last month immediately preceding the first



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month of the Option Term as increased by the increase in the Index as if such last month was a Rental Adjustment Date under Paragraph 1.8(a).

       (c) Fair Rental Value. For purposes of this Section 2.3, the term "Fair Rental Value" shall mean the Fair Rental Value based upon a per square foot basis and shall be determined as follows: After Landlord's receipt of Tenant's election to exercise the Option, but no sooner than six (6) months prior to the expiration of the then current Lease term, Landlord shall determine the Fair Rental Value and provide written notice of such amount to Tenant. Tenant shall have fifteen (15) days (the "Tenant Review Period") after receipt of Landlord's notice of the Fair Rental Value within which to accept such rental or to reasonably object thereto in writing. In the event that Tenant objects in writing to Landlord within the Tenant Review Period of Landlord's determination, then Landlord and Tenant shall attempt to agree upon such Fair Rental Value. The failure of Tenant to so notify Landlord in writing of Tenant's objection of the Fair Rental Value within the Tenant Review Period shall conclusively be deemed Tenant's rejection of the Fair Rental Value determined by Landlord. If Landlord and Tenant fail to reach agreement of the Fair Rental Value within ten (10) days of the end of Tenant's Review Period, then each party shall place in a separate sealed envelope its final proposed determination as to the Fair Rental Value (which determination may be different than such party's original determination), and such determination shall be submitted to a Qualified Appraiser for determination. Tenant shall deliver to Landlord within ten (10) days after the end of Tenant's Review Period a list of four (4) Qualified Appraisers, and Landlord shall choose one (1) of such Qualified Appraisers from such list within five (5) days of Landlord's receipt of such list. If Tenant fails to deliver such list to Landlord within such ten (10) day period, then Landlord may deliver a list of four (4) Qualified Appraisers to Tenant, and Tenant shall choose one
(1) of such Qualified Appraisers, or if Tenant so fails to choose a Qualified Appraiser within five (5) days of receipt of same, then Landlord may choose such Qualified Appraiser from such list. The Qualified Appraiser's determination shall be limited solely to this issue of whether Landlord's or Tenant's submitted Fair Rental Value per square foot for the Property is closest to the actual prevailing Fair Rental Value per square foot, using the criteria described herein (in which case Landlord's or Tenant's determination of the Fair Rental Value chosen by the Qualified Appraiser shall be the Fair Rental Value). Such Qualified Appraiser shall within thirty (30) days of appointment reach a decision and shall notify Landlord and Tenant of such determination and such determination shall be final.

              (i) The term "Qualified Appraiser" for purposes of this Paragraph 2.3(c) shall mean a professional real estate appraiser



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who is a Member of the Appraisal Institute (sometimes known as an "MAI"
appraiser) who shall have been active over the five (5) preceding years ending on the date of such appointment in the appraisal of similar properties within a five (5) mile radius of the subject Property. The cost of the Qualified Appraiser shall be paid equally by Landlord and Tenant. If at the time of the appointment of a Qualified Appraiser, the designation "MAI" is no longer utilized, then a qualification for appraisers most nearly equivalent to an MAI appraiser shall be utilized.

             (ii) The criteria by which the Qualified Appraiser, and the Landlord's and Tenant's determination, of Fair Rental Value per month shall be as follows:

                     (a) Only available comparable office/research and development building rentals closest to the date that such Option term is to commence of equal quality to the Property within the Lost Hills Business Center shall be used. Comparable properties shall be compared on a rentable square footage basis, considering the age of the comparable building to the age of the Property.

                     (b) Only buildings in a planned business park of at least the same quality as the business park in which the subject Property is located shall be used.

                     (c) Fair Rental Value shall be based upon the Shell portion of the Property (as defined in the Construction Rider) and shall not include the rental value for those Tenant Improvements installed and paid for by the Tenant under the Construction Rider (except for improvements or upgrades of the Building Shell and permits and governmental entitlements which may have been included in such Tenant Improvements).

                     (d) The Qualified Appraiser shall consider the fact that the Base Rent payable during the Option Term will increase pursuant to Paragraph 2.3(d), below.

                     (e) No credit may be given for comparable property rentals for tenant improvement allowances, if any, given to tenants of comparable properties.

       (d) Increase. The monthly Base Rent payable for the first (1st) month through the thirtieth (30th) month of the Option Term shall be the new monthly Base Rent for the Option Term as determined under Paragraphs 2.3(b) and (c), above. Such Base Rent shall be increased on the thirty-first (31st) month of the Option Term (a "Rental Adjustment Date") as provided in Section 3.2; provided, however, that such rent increase on each Rental Adjustment Date shall be a minimum of seven and sixty-eight one-



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hundredths percent (7.68%) and a maximum of eighteen and one-half percent
(18.5%) from the Comparison Base Rent.

ARTICLE THREE: BASE RENT

       Section 3.1 TIME AND MANNER OF PAYMENT. Upon execution of this Lease (in addition to the payment of the Security Deposit under Section 3.3), Tenant shall pay Landlord the Base Rent in the amount stated in Paragraph 1.8(a) above which shall apply to the third full month of the Lease Term. On the first day of the fourth full month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand. Additionally, on the Commencement Date the Tenant shall pay to Landlord the initial Base Rent attributable to the first fractional month of the Lease Term, if any. The Base Rent shall be payable at Landlord's address or at such other place as Landlord may designate in writing.

       Section 3.2 COST OF LIVING INCREASES. The Base Rent shall be increased on each date (the "Rental Adjustment Date") stated in Paragraph 1.8(a) above and under Paragraph 2.3(d) in accordance with the increase in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers (all items for the geographical Statistical Area in which the Property is located which currently is the Los Angeles-Riverside-Orange County statistical area on the basis of 1982-1984 = 100) (the "Index") as follows:

       (a) The Base Rent (the "Comparison Base Rent") in effect immediately before each Rental Adjustment Date shall be increased by the percentage that the Index has increased from the date (the "Comparison Date") on which payment of the Comparison Base Rent began through the month in which the applicable Rental Adjustment Date occurs. The Base Rent shall not be reduced by reason of such computation. Landlord shall notify Tenant of each increase by a written statement which shall include the Index for the applicable Comparison Date, the Index for the applicable Rental Adjustment Date, the percentage increase between those two Indices, and the new Base Rent. Any increase in the Base Rent provided for in this Section 3.2 shall be subject to any minimum or maximum increase, as provided for in Paragraph 1.8(a).

       (b) Tenant shall pay the new Base Rent from the applicable Rental Adjustment Date until the next Rental Adjustment Date. Landlord's notice may be given after the applicable Rental Adjustment Date of the increase, and Tenant shall pay Landlord the accrued rental adjustment for the months elapsed between the effective date of the increase and Landlord's notice of such increase within ten (10) days after Landlord's written notice. If the



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format or components of the Index are materially changed after the Commencement
Date, Landlord shall substitute an index which is published by the Bureau of Labor Statistics or similar agency and which is most nearly equivalent to the Index in effect on the Commencement Date. The substitute index shall be used to calculate the increase in the Base Rent unless Tenant objects to such index in writing within fifteen (15) days after receipt of Landlord's notice. If Tenant objects, Landlord and Tenant shall submit the selection of the substitute index for binding arbitration in accordance with the rules and regulations of the American Arbitration Association at its office closest to the Property. The costs of arbitration shall be borne equally by Landlord and Tenant.

     Section 3.3 SECURITY DEPOSIT; INCREASES.

     (a) Upon the execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in Section 1.7 above. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security
Deposit to its full amount within ten (10) days after Landlord's written request. Tenant's failure to do so shall be a material default under this Lease. If Landlord retains a portion of the Security Deposit upon the expiration or sooner termination of this Lease, then Landlord shall apply such retained portion of the Security Deposit to any unpaid rent or other charges due from Tenant towards curing any defaults of Tenant or damages which Tenant is required to pay under this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

     (b) If the Base Rent is increased under paragraph 3.2 of the Construction Rider, Tenant shall deposit additional funds with Landlord sufficient to increase the Security Deposit to an amount which equals the adjusted initial Base Rent under paragraph 3.2 of the Construction Rider.

     Section 3.4 TERMINATION; ADVANCE PAYMENTS. Upon termination of this Lease under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Tenant's default, and after Tenant has vacated the Property in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant's successor) the unused portion of the Security Deposit, any advance rent or other advance payments made by Tenant to Landlord, and any amounts paid for real property taxes and other reserves which apply to any time periods after termination or expiration of this Lease.

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ARTICLE FOUR:  OTHER CHARGES PAYABLE BY TENANT

     Section 4.1 ADDITIONAL RENT. All charges payable by Tenant other than Base Rent are called "Additional Rent." Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term "rent" shall mean Base Rent and Additional Rent.

     Section 4.2    PROPERTY TAXES.

     (a) REAL PROPERTY TAXES. Tenant shall pay real property taxes on the Property (including any fees, taxes or assessments against, or as a result of, any tenant improvement installed on the Property by or for the benefit of Tenant) during the Lease Term. Subject to Paragraph 4.2(b) and Section 4.7 below: (i) Landlord shall provide to Tenant at least fifteen (15) days prior to the delinquency date of such taxes a photocopy of the property tax bill; (ii) provided that Tenant shall have received a copy of the property tax bill, such payment shall be made by Tenant on or before the later of fifteen (15) days after Tenant's receipt of the property tax bill or ten (10) days prior to the delinquency date of the taxes; and (iii) prior to such date by which Tenant is to pay such taxes, Tenant shall furnish Landlord with satisfactory evidence that the real property taxes have been paid by Tenant. Landlord shall promptly reimburse Tenant for any real property taxes paid by Tenant covering any period of time prior to or after the Lease Term. If Tenant fails to pay the real property taxes when due, Landlord may pay the taxes and Tenant shall reimburse Landlord for the amount of such tax payment as Additional Rent.

     (b) LANDLORD MAY PAY TAXES. Landlord may elect, at Landlord's sole and absolute discretion, to pay the real property taxes (due under this Section 4.2) to the appropriate governmental authority and have Tenant pay such amount to Landlord, by Landlord delivering evidence of such tax amount(s) (including the tax bill from the governmental agency) to Tenant. Tenant shall pay over any such tax amount(s) to Landlord within thirty (30) days of Landlord's delivery of request for payment to Tenant, but not sooner than ten (10) days prior to the date on which such taxes are due to the applicable governmental agency. If Tenant fails to timely pay such tax amount(s) to Landlord, then such amount(s) shall be treated as a failure of Tenant to pay Landlord a monetary amount due under the terms of this Lease, and Tenant shall be deemed to be in default under this Lease and shall owe Landlord such taxes plus any interest and penalties provided for in this Lease. If Landlord elects for Tenant to reimburse Landlord for such real property taxes under this paragraph (b) for the first year or the last year of the Lease Term, then Tenant shall only be obligated to reimburse Landlord for that amount of the real


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property taxes allocable to the Lease Term portion (including any applicable
Option periods).

     (c) DEFINITION OF "REAL PROPERTY TAX." "Real property tax" or "real property taxes" means (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Property or against Landlord's business of leasing the Property; (iii) any tax, assessment or charge for fire protection, streets, sidewalks, road maintenance, landscaping, refuse or other services provided to the Property by any governmental agency;
(iv) any tax imposed upon this transaction or based upon a reassessment of the Property due to a change in law, a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord's interest in the Property; and (v) change in the property tax laws and any charge or fee replacing any tax previously included within the definition of real property tax. "Real property tax" does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes. If after the Commencement Date there is an assessment against the Property and Landlord is given the option of paying such assessment in installments or a lump sum, then if Landlord elects to pay such assessment in a lump sum, Tenant shall only be obligated to pay such assessment each year in the amount as if Landlord had made the election to pay such assessment in installments.

     (d) JOINT ASSESSMENT. If the Property is not separately assessed, Landlord shall reasonably determine Tenant's share of the real property tax payable by Tenant under Paragraph 4.2(a) from the assessor's worksheets or other reasonably available information. Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written consent.

     (e)  PERSONAL PROPERTY TAXES.

          (i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Property.

          (ii) If any of Tenant's personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen
(15) days after Tenant receives a written statement from Landlord for such personal property taxes.

     (f) APPLICATION FOR REDUCTION IN TAXES. The Tenant, at Tenant's sole cost and expense, may protest the real property tax valuation of the Property or any real property tax increases for

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
the Property which affects Tenant's obligation hereunder before the assessment appeals board or by judicial proceedings. Landlord agrees, at no cost or expense to Landlord, to cooperate with Tenant in effectuating such protest or legal proceeding. Tenant shall pay any of Landlord's legal fees in such proceeding or preparation therefor. Tenant shall pay all such taxes or assessments claimed to be due even if Tenant files a protest, appeal or legal proceeding relating to such taxes, assessments or valuation. The Tenant shall pay all of the attorneys' fees, appraisal fees and judicial proceedings and agrees to defend, indemnify and hold the Landlord harmless regarding same.

     Section 4.3 UTILITIES. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal, and other utilities and services supplied to the Property. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written consent

     Section 4.4    LIABILITY POLICIES.

     (a) LIABILITY INSURANCE. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property. Tenant shall name Landlord as an additional insured under such policy, and Tenant shall be responsible for the deductible, if any, under such policy. The initial amount of such insurance shall be Two Million Dollars ($2,000,000) per occurrence and shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of Landlord's professional insurance advisers and other commercially reasonable relevant factors. The liability insurance obtained by Tenant under this Paragraph 4.4(a) shall: (i) be primary and non-contributing;
(ii) contain cross-liability endorsements; and (iii) insure Landlord against Tenant's performance under Section 5.6, if the matters giving rise to the indemnity under Section 5.6 result from the acts or negligence of Tenant. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain, at Landlord's cost, additional comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of the ownership, operation, use or occupancy of the Property. The policy obtained

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
by Landlord shall not be contributory and shall not provide primary insurance.

     (b) PROPERTY AND RENTAL INCOME INSURANCE. During the Lease Term, Landlord shall maintain at Tenant's cost policies of insurance covering loss of or damage to the Property in the full amount of its replacement value. The deductible amounts under such policies shall not exceed Twenty Thousand Dollars ($20,000) per occurrence (except such limitation shall not apply in the case of earthquake insurance if same is required to be carried by Landlord's lender). Such policy shall contain an Inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary. Landlord shall have the right to obtain (and require Tenant to pay for same) flood and earthquake insurance if required by any lender holding a security interest in the Property. During the Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to twelve (12) months' Base Rent, plus estimated real property taxes and insurance premiums. Tenant shall be liable for the Payment of any deductible amount under Landlord's or Tenant's insurance policies maintained pursuant to this Paragraph 4.4(b), (except with respect to any deductible for earthquake insurance required to be obtained by Landlord's lender under this Paragraph 4.4(b), which Landlord and Tenant shall each pay fifty percent (50%) of the deductible amount of such earthquake insurance). If this Lease is terminated by Landlord under the provisions of Article Seven (and this Lease is not terminated by Tenant) due to damage from an earthquake, then as to the earthquake insurance described in the immediate preceding sentence for which Tenant is responsible for fifty percent (50%) of the deductible amount, Tenant shall not be responsible for fifty percent (50%) of such earthquake insurance deductible amount upon the termination of this Lease (provided, however, if Tenant elects to terminate this Lease as permitted under the terms of Article Seven, then Tenant shall remain obligated to pay such 50% deductible amount). Tenant shall not do or permit anything to be done which invalidates any such insurance policies. All property insurance and rental income insurance obtained by Landlord under this Paragraph 4.4(b) shall provide for all payments of proceeds to be made to Landlord (and/or lender(s) designated by Landlord).

     (c) PAYMENT OF PREMIUMS. Subject to Section 4.7, Tenant shall pay all premiums (and reimburse Landlord for Landlord's payments of such premiums) for the insurance policies described in Paragraphs 4.4(a) and (b) (whether such insurance is obtained by Landlord or Tenant) within thirty (30) days after billing by Landlord or where Tenant is to pay the insurance company directly


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
within thirty (30) days after Tenant's receipt of a copy of the premium statement or other evidence of the amount due. Before the Commencement Date, Tenant shall deliver to Landlord a copy of any policy of insurance which Tenant is required to maintain under this Section 4.4. At least thirty (30) days prior to the expiration of any such policy, Tenant shall deliver to Landlord a renewal of such policy. As an alternative to providing a policy of insurance, Tenant shall have the right to provide Landlord a certificate of insurance, executed by an authorized officer of the insurance company, showing that the insurance which Tenant is required to maintain under this Section 4.4 is in full force and effect and containing such other information which Landlord reasonably requires.

     (d)  GENERAL INSURANCE PROVISIONS.

          (i) Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage.

          (ii) If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is canceled or materially modified during the Lease Term without Landlord's consent, or if Tenant fails to pay premiums for any insurance policy, Landlord may obtain such insurance (or pay premiums on an existing insurance policy), in which case Tenant shall reimburse Landlord for the cost of such insurance and premiums within fifteen (15) days after receipt of a statement that indicates the cost of such insurance and premiums.

          (iii) Tenant may at its sole option obtain, at Tenant's sole cost and expense, from any insurance company chosen by Tenant, a separate policy of earthquake insurance ("Tenant's Earthquake Insurance") or other insurance ("Tenant's Special Property Insurance") in addition to the insurance required under Paragraphs 4.4(a) and 4.4(b) which insures the Tenant Improvements and Tenant's trade fixtures, equipment and other personal property, and Tenant may be designated as the sole loss payee of such Tenant's earthquake Insurance and Tenant's Special Property Insurance. The phrase "Tenant's Special Property Insurance" specifically excludes any insurance which is required to be maintained under Paragraphs 4.4(a) and 4.4(b). Tenant may receive such Tenant's Earthquake Insurance and Tenant's Special Property Insurance proceeds (and Tenant shall be required to pay all premiums and the entire deductible amount for such Tenant's Earthquake Insurance and Tenant's Special Property Insurance policies). As to such Tenant's Earthquake Insurance and Tenant's


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                                       12

Special Property Insurance of which Tenant is the loss payee under the immediately preceding sentence (and which is not required to be obtained by Landlord's lender), if this Lease is terminated under the provisions of Article Seven (as permitted thereunder) and this Lease in fact terminates, then Tenant may keep such insurance proceeds from Tenant's Earthquake Insurance and Tenant's Special Property Insurance. However, if Landlord is required to obtain earthquake insurance insuring the Property by a lender holding a security interest in the Property under Paragraph 4.4(b), above, then Tenant shall be required to pay all of the premiums for such earthquake insurance (for the entire Property) as required by such lender, and Landlord (or the lender as the lender shall require) shall be designated as the loss payee of such insurance policy, and Landlord and Tenant shall each be responsible for the payment of fifty percent (50%) of the deductible amount of such earthquake insurance (and such insurance shall not be classified as "Tenant's Earthquake Insurance"). If Tenant as a loss payee or otherwise receives or is entitled to receive any earthquake insurance proceeds on the Property including the Tenant Improvements (whether or not such insurance is Tenant's Earthquake Insurance or is required by Landlord's lender), then Tenant agrees to utilize such insurance proceeds to repair and reconstruct any damage to the Property; provided, however, if this Lease is terminated under the provisions of Article Seven, Tenant may retain such insurance proceeds from Tenant's Earthquake Insurance and Tenant's Special Property Insurance policies, if any, (but not any other insurance policy required under Paragraph 4.4(a) or 4.4(b)) insuring the Tenant Improvements.

            (iv) Tenant shall maintain all insurance required to be maintained by Tenant under this Lease with companies holding a "General Policy Rating" of A-12 or better, as set forth in the most current issue of "Best Key Rating Guide." Tenant acknowledges that the insurance described in Paragraph 4.4(b) is for the primary benefit of Landlord. Landlord makes no representation as to the adequacy of such insurance to protect Landlord's or Tenant's interests. Therefore, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

            (v) Notwithstanding any other provision of this Lease, unless prohibited under any applicable insurance policies maintained, Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, to the extent such loss or damage is actually reimbursed from any proceeds from an insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant

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
shall give notice to the insurance carriers of this mutual waiver of subrogation.

            (vi) Additionally, Tenant shall obtain at Tenant's cost casualty insurance for Tenant's fixtures or equipment installed by Tenant on the Property.

            (vii) If Landlord obtains a blanket insurance policy covering more than one (1) property owned by Landlord, then Landlord agrees to have the insurance company for such blanket insurance policy allocate any insurance deductible amount on a per property basis in order that the Property has a separate stated deductible amount under such blanket insurance policy.

      Section 4.5 LATE CHARGES. Tenant's failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive any rent payment within five (5) days after Landlord's written notice to Tenant that such rent payment is due, Tenant shall immediately pay Landlord a late charge equal to ten percent (10%) of the overdue amount. After Landlord has given to Tenant at any time during this Lease term two (2) written notices that rent payments are past due, Landlord shall no longer have to give Tenant such written notice under the immediately preceding sentence, and thereafter if Landlord does not receive any rent payment within five (5) days after such rent payment becomes due, Tenant shall immediately pay Landlord a late charge equal to ten percent (10%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment. If such late charge is not paid when due hereunder, such failure shall be deemed a default by Tenant, and Tenant shall (in addition to Landlord's other remedies) pay to Landlord interest (at the rate specified in Section 4.6, but not greater than the maximum rate permitted by law on such late charge) on such late charge from the date such late charge is to be paid to Landlord.

      Section 4.6 INTEREST ON PAST DUE OBLIGATIONS. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

     Section 4.7 IMPOUNDS FOR INSURANCE PREMIUMS AND REAL PROPERTY TAXES. If requested by any ground lessor or lender to whom Landlord has granted a security interest in the Property, or if Tenant is more than ten (10) days late in the payment of rent more than once in any consecutive twelve (12) month period, Tenant shall pay Landlord a sum equal to one-twelfth (1/12) of the annual real property taxes and insurance premiums payable by Tenant under this Lease, together with each payment of Base Rent. Landlord shall hold such payments in a non-interest bearing impound account. If unknown, Landlord shall reasonably estimate the amount of real property taxes and insurance premiums when due. Tenant shall pay any deficiency of funds in the impound account to Landlord upon written request. If Tenant defaults under this Lease, Landlord may apply any funds in the impound account to any obligation then due under this Lease. Upon the first to occur of the termination of such impound account or the termination of this Lease, Landlord and Tenant shall reconcile the amounts held in such impound account and shall pay such amount due to Tenant or to Landlord (or ground lessor or lender), as the case may be.

ARTICLE FIVE: USE OF PROPERTY

     Section 5.1 PERMITTED USES. Tenant may use the Property only for the Permitted Uses set forth in Section 1.6 above.

     Section 5.2 MANNER OF USE. Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of any other tenants of Landlord, or which constitutes a nuisance or waste. Subject to Landlord's duties to obtain certain permits under the Construction Rider, Tenant shall obtain and pay for all permits required for Tenant's occupancy of the Property. Tenant shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, covenants, conditions and restrictions, regulations, orders and requirements regulating the use by Tenant of the Property, including the Occupational Safety and Health Act. Tenant acknowledges that this Lease and Tenant's leasehold interest under this Lease are subordinate to any covenants, conditions and restrictions ("CC&Rs") presently or in the future promulgated or recorded in connection with the Property and as a requirement of any parcel map, and any amendments or modifications thereto. Tenant agrees to comply with any such CC&Rs and to pay any costs, assessments or charges under such CC&Rs which are charged or assessed against the Property. Tenant agrees to execute and acknowledge any document evidencing the subordination described in this paragraph, as requested by Landlord from time to time. Tenant agrees to comply with all of the provisions of such, including but not limited to use and maintenance of the Property, requirements of any governmental body, including but not limited to use and maintenance of the Property, provisions for earth berms, landscaping, parking, storage and waste removal, trucking and load, drainage care, maintenance and repair of signs. Tenant shall be responsible for all costs of maintenance, and any assessments or charges as related to Tenant's Property under any CC&Rs. Notwithstanding the above provisions of this Section 5.2, if the Shell portion of the Building (as such capitalized terms are defined in the Construction Rider) including the parking lot are required to be modified by the validly-organized industrial park association formed under the CC&Rs or by another landowner in the industrial park enforcing the CC&Rs by a judgment of a court of competent jurisdiction, because same were not constructed in compliance with the CC&Rs as such CC&Rs lawfully existed on the Commencement Date, then Landlord agrees to pay for any such required modifications.

       Section 5.3   HAZARDOUS MATERIALS.

       (a) DEFINITIONS. As used in this Section 5.3, the following definitions shall apply:

              (i) "Environmental Laws" shall mean all federal, state and local laws, ordinances, rules and regulations now or hereafter in force, as amended from time to time, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution, or contamination of the air, soil, surface water or ground water, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, the Clean Water Act, the Hazardous Substance Account Act, California Health and Safety Code provisions, the California Hazardous Waste Control Law, the California Medical Waste Management Act, and the California Porter-Cologne Water Quality Control Act.

             (ii) "Hazardous Material" shall mean any substance or material that is described as a toxic or hazardous substance, waste or material, or a pollutant or contaminant, or words of similar import, in any of the Environmental Laws, and includes asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquified natural gas, or synthetic gas useable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity.

            (iii) "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

             (iv) For purposes of this Section 5.3, the activities, acts, use, production, processing, manufacturing, generation, treatment, handling, storage and Release by "Tenant" shall mean those of Tenant, Tenant's employees, contractors, sublessees, customers, licensees, guests, contractors, invitees and/or agents.

       (b) COVENANT ON USE OF PROPERTY. Tenant shall not use, produce, process, manufacture, generate, treat, handle, store or dispose of any Hazardous Material in, on or under the Property, or use the Property for any such purposes, or Release any Hazardous Material into any air, soil, surface water or ground water at, on or about the Property, or permit any person using or occupying the Property or any part thereof to do any of the foregoing, which are in violation of any Environmental Laws. Tenant assumes the risk that Environmental Laws may change in the future. Subject to Landlord's obligations pursuant to Paragraph 5.3(f) below, Tenant shall comply, and shall cause all persons using the Property or any part thereof to comply with all Environmental Laws applicable to the Property, or the use or occupancy thereof, or any operations or activities therein or thereon. Tenant shall obtain all permits, licenses and approvals required by all applicable Environmental Laws for the use and occupancy of, and all operations and activities in the Property, comply fully with all such permits, licenses and approvals, and keep all such permits, licenses and approvals in full force and effect. Landlord's consent in allowing Tenant to permit or engage in any activity relating to Hazardous Material shall not be construed to mean Landlord in any way approves of the manner in which the Tenant is engaging in such activities, or that Landlord has determined that such activity or manner of activity is safe.

       (c) NO STORAGE TANKS. Tenant shall not install or use any storage tanks on the Property below ground without Landlord's prior written permission. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks on the Property, and Landlord may refuse to allow the installation thereof for or not for any reason.

       (d) NOTICE TO LANDLORD OF PRESENCE OF HAZARDOUS MATERIAL ON PROPERTY. In the event that any Hazardous Material is present or Released, or there is a threatened Release of Hazardous Material on or under the Property which has violated or which may violate an Environmental Law (or any nearby property which can migrate into or onto the Property), or that any violation of any Environmental Laws may have occurred at the Property, Tenant shall immediately give notice to Landlord thereof if Tenant has knowledge thereof.

Additionally, Tenant shall immediately furnish to Landlord copies of all written communications received by Tenant from any person or given by Tenant to any person concerning any past or present Release or threatened Release of Hazardous Material in, on or under the Property (or any nearby property which could migrate to the Property), or any past or present violation of any Environmental Laws which may affect the Property. Landlord shall have the right, but not the obligation, to obtain from Tenant, at any time, any additional information reasonably requested by Landlord and available to Tenant regarding Hazardous Material generated, produced, brought onto, used, stored, treated or disposed of by Tenant or any other person on or above the Property, and/or activities relating thereto, on or about the Property. Tenant shall immediately comply with Landlord's requests.

     (e) ENVIRONMENTAL REPORT AND LANDLORD'S RIGHT TO INSPECT AND AUDIT. Landlord shall have the right, but not the obligation, to enter the Property to investigate at any time the presence of Hazardous Material, and the compliance with Environmental Laws, and to take all actions reasonably necessary to remediate any threat or breach of any Environmental Laws or from any Release of Hazardous Material on or about the Property. If Landlord has reasonable cause to believe there has been a Release of Hazardous Materials on the Property or by Tenant, then Tenant, at Tenant's sole expense, shall have an environmental audit (which may, in Landlord's determination, include a Phase I and/or a Phase II environmental report) or other appropriate investigation of the Property conducted by a third party satisfactory to Landlord and approved by Landlord regarding the presence of Hazardous Material and compliance with Environmental Laws. Tenant acknowledges that any such inspections or reports undertaken by Tenant and Landlord are solely for the protection of Landlord, and agrees that Landlord has no duty to tenant with respect to Hazardous Material or Environmental Laws as a result of any such inspections or reports. Landlord, at Landlord's expense, has obtained a Phase I environmental report for the Property dated June 5, 1998 prepared by Neblett and Associates, Inc., has delivered a copy of such Phase I environmental report to Tenant, and Tenant has reviewed such Phase I environmental report. Tenant shall obtain on the termination or expiration of this Lease a Phase I environmental report at Tenant's expense and deliver a copy of same to Landlord.

     (f) REMEDIATION WORK. If any Release of Hazardous Material in, on or under the Property occurs by any person during the term of this Lease (other than underground migration of Hazardous Materials under the Property which originates outside of the Property through no fault of Tenant) or by Tenant at any time, Tenant shall immediately give notice of the condition to Landlord, and Tenant shall promptly clean up and remove all Hazardous Material so released and restore the Property to be in compliance with all Environmental Laws (the "Remediation Work"). Tenant shall comply with the orders and directives of all persons having jurisdiction over the Property or the Remediation Work. Landlord may review any plans and specifications for the Remediation Work before such Remediation Work is performed. Any such plans or specifications shall be prepared by a qualified, licensed engineer or contractor, which Landlord shall have the right to approve (which approval shall not be unreasonably withheld or delayed), and shall comply with all applicable Environmental Laws, and all other laws, ordinances, rules and regulations. Tenant shall be responsible at Tenant's sole expense to obtain all permits, licenses and approvals for the Remediation Work and to complete the Remediation Work diligently and in a timely manner. Tenant shall pay for all Remediation Work, including the cost of plans, utilities, permits, fees, taxes and insurance premiums in connection therewith. Tenant shall furnish to Landlord promptly upon receipt, copies of all reports, studies, analysis, investigations, contracts, correspondence, claims, complaints, pleadings and other information and communications received or prepared by Tenant at any time in connection with any Remediation Work. If there is underground migration of Hazardous Materials under the Property in violation of Environmental laws which originate outside of the Property through no fault of Tenant, and an authorized governmental agency requires Landlord to investigate, remediate or remove such Hazardous Materials, the Landlord, at Landlord's sole cost, agrees to comply with such governmental order. Additionally, if Hazardous Materials (other than Hazardous Materials contained in the building materials of the Property) exist on the Property prior to the Commencement Date through no fault of Tenant or Tenant's contractors which are not part of the Tenant Improvements, and an applicable governmental agency orders that Landlord investigate, remediate or remove such Hazardous Materials, then Landlord at Landlord's sole cost agrees to comply with such governmental order.

     (g) RIGHT TO PARTICIPATE BY LANDLORD. Landlord shall have the right, but not the obligation, to participate in any action or proceeding relating to any past or present Release or threatened Release of any Hazardous Material in, on or under the Property, or any past or present violation of any Environmental Laws at the Property, or the necessity for or adequacy of any Remediation Work. Tenant shall provide immediate notice upon receipt to Landlord and allow Landlord to participate in any negotiations or discussions with any federal, state or local governmental agency, including environmental, occupational or public health and safety agencies with regard to Hazardous Material or any Environmental Laws, including all settlement or discussions regarding abatement or Remediation Work.

     (h) BURDEN OF PROOF. The burden of proof under this Section regarding establishment of a date upon which a Hazardous Material was or was not placed or appeared or did not appear in, on or under the Property shall be upon the Tenant.

     (i) REQUIRED INSURANCE. In the event that Tenant is required to obtain a permit or other governmental authorization to use Hazardous Materials, and Tenant shall permit Hazardous Material upon the Property or engage in activities relating to Hazardous Material on, about or above the Property, then unless such insurance is not available at commercially reasonable rates as a result of Hazardous Materials existing on the Property as of the Commencement Date through no fault of Tenant or Tenant's contractor, Tenant shall, at Tenant's expense, procure and maintain insurance coverage insuring Tenant and Landlord against any and all liability arising from such Hazardous Material or activities relating thereto. Tenant shall duly provide Landlord with a certificate of such insurance coverage, in such amounts and from such carriers as Landlord shall require.

     (j) INDEMNIFICATION BY TENANT. Tenant shall indemnify, reimburse, defend and hold harmless Landlord (and its employees, partners, agents, affiliates, successors, lenders and representatives) against all claims, demands, liabilities, losses, damages, costs and expenses in any way arising from, relating to, or connected with: (i) the use, generation, manufacture, storage, disposal, handling, or Release or threatened Release of any Hazardous Material in, on or under the Property by any person during the term of this Lease or by Tenant at any time; (ii) any violation of Environmental Laws at the Property by any person during the term of this Lease or by Tenant at any time; (iii) any breach of any duty to perform Remediation Work required of Tenant under this
Section 5.3; and/or (iv) any breach of any covenant, representation or warranty made by Tenant hereunder, or any failure of Tenant to perform any of Tenant's covenant's or obligation in accordance with this Section. Tenant's duties to indemnify Landlord under this Paragraph 5.3(j) shall not apply to any underground migration of Hazardous Materials under the Property which originate outside of the Property through no fault of Tenant. The indemnification hereunder shall include all expenses of investigation and monitoring, costs of containment, abatement, removal, repair, clean up, restoration and remedial work, penalties and fines, reasonable attorneys' fees and disbursements and other response costs. The indemnification hereunder shall also include any lost rental amounts and other damages because of the release of Hazardous Material, violation of Environmental Laws, or because such Hazardous Material must be remediated from the Property. If Tenant fails to perform any obligation of Tenant in accordance with this Section, Landlord shall have the right, but not the obligation, to perform such obligation on behalf of Tenant. Tenant





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
shall, on demand, pay to Landlord all sums expended by Landlord in the performance of any such obligations of Tenant, together with interest thereon after such demand at the maximum rate of interest then provided by law. The term "attorneys' fees" under this Section shall mean reasonable fees charged by the attorneys in question based upon such attorneys' then prevailing hourly rates as opposed to any statutory presumption specified by any statute then in effect in the State of California.

     (k) LANDLORD'S REPRESENTATIONS AND WARRANTIES. Landlord represents and warrants to the best of Landlord's actual knowledge on the date hereof that:
(i) on the Commencement Date there are no Hazardous Materials present on the Property or in the soil or ground water which are in violation of Environmental Laws existing on the Commencement Date for which Landlord is required to remediate same; (ii) on the Commencement Date there are no underground storage tanks or asbestos-containing building materials present on the Property in violation of Environmental Laws existing on the Commencement Date which require Landlord's remediation of same; and (iii) on the date hereof Landlord has received no written notice of any action, proceeding or claim which is pending or threatened against Landlord concerning the Property's violation of any Environmental Laws. If Landlord should violate any of the representations or warranties of Landlord under this paragraph (k), then Tenant's sole remedy shall be to require Landlord to correct such violation of Environmental Laws if such correction is required by a governmental agency, and Landlord shall not be liable for any consequential damage to any person, property or business. The above representations and warranties of Landlord under this paragraph (k) shall not apply to any of the Tenant Improvements installed by Tenant or Tenant's contractors, any Hazardous Material brought onto the Property by Tenant or Tenant's contractors, or any violation of any Environmental Laws caused by Tenant or Tenant's contractors.

     (l) SURVIVABILITY. All representations, warranties and indemnifications under this Section shall survive the termination of the Lease. Tenant waives the right to assert any statute of limitations as a bar to the enforcement of this Section or to any action brought to enforce the provisions of this Section.

     (m) REMEDIES CUMULATIVE. This Section shall not affect, impair or waive any rights or remedies of Landlord or any obligations of Tenant with respect to Hazardous Materials imposed or created by Environmental Laws (including Landlord's rights of reimbursement or contribution under Environmental Laws). The remedies in this Section are cumulative and in addition to all remedies provided by law.




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
     Section 5.4. OUTSIDE STORAGE. In addition to any other provision specified in this Lease or as required by any law, rule or regulation, Tenant agrees to not have any outside storage of inventory or materials (other than for designated trash areas in compliance with all laws) and to keep the exterior of the Property free from debris.

     Section 5.5. SIGNS AND AUCTIONS. Tenant may place signs on the Property subject to Landlord's prior written consent, which consent shall not be unreasonably withheld. All signs shall comply with all federal, state and local laws, rules and regulations. Landlord reserves the right to approve the size, type and appearance of any sign. Landlord may require that any sign be installed only by companies approved by Landlord, and such approval shall not be unreasonably withheld or delayed. Tenant shall pay all costs for the construction and maintenance of any signs. Tenant shall not conduct or permit any auctions or sheriff's sales at the Property. Landlord agrees during the Lease Term to not place any "For Sale" signs on the Property.

     Section 5.6. INDEMNITY. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from:
(a) Tenant's use of the Property; (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Property;
(c) any breach or default in the performance of Tenant's obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; or (e) other acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any reasonable legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for claims for Landlord's or Landlord's employees' or contractors' willful misconduct or negligence prior to the Commencement Date which occur during the construction of the Building. As used in this Section, the term "Tenant" shall include Tenant's employees, agents, contractors and invitees, if applicable.

     Section 5.7. LANDLORD'S ACCESS. Landlord or its agents may enter the Property at all reasonable times to show the Property to potential buyers, investors or during the last twelve (12) months of the Lease Term (and at any time if Tenant should then be in default) tenants or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant's compliance with all applicable Environmental Laws and all laws governing the




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
presence and use of Hazardous Material; or for any other purpose Landlord reasonably deems necessary. Landlord shall give Tenant at least twenty-four
(24) hours prior notice to such entry, except in the case of an emergency. Tenant shall have the right to accompany Landlord at all times during Landlord's entry onto the Property (except in the case of an emergency). Landlord may place customary "For Lease" signs (but not "For Sale" signs) on the Property during the last twelve (12) months of the Lease Term (and at any time should the Tenant then be in default).

     Section 5.8 QUIET POSSESSION. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.

     Section 5.9 FUTURE EASEMENTS AND GOVERNMENTAL REQUIREMENTS. Tenant agrees that Tenant shall cooperate with Landlord in granting any easements and executing any covenants, conditions or restrictions which may be required by any governmental agency or utility for the Property, or which Landlord may otherwise require, provided that such easement, condition or restriction does not materially interfere with Tenant's use of the Property.

ARTICLE SIX:   CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS

     Section 6.1 EXISTING CONDITIONS. Subject to the Construction Rider, Tenant accepts the Property in its current condition, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as provided in the Construction Rider, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant's intended use. Tenant agrees that Tenant assumes responsibility for the adequacy and capacity of the Property's mechanical and electrical systems; use of the Property for Tenant's proposed purposes; and the laws, rules and regulations of federal, state and local governmental bodies affecting the Property, including parking requirements for any of Tenant's present or proposed uses of the Property. Tenant is relying upon Tenant's own investigation, and neither Landlord nor any agent of Landlord has made any representations or warranties to Tenant regarding the items stated in the preceding sentence.

     Section 6.2 EXEMPTION OF LANDLORD FROM LIABILITY. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Property,


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
whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property or from other sources or places; or (d) any act or omission of any other tenant of Landlord. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant.

     Section 6.3 LANDLORD'S OBLIGATIONS. This Section 6.3 is subject to the provisions of Article Seven (Damage or Destruction), Article Eight (Condemnation), and paragraph 4 of the Construction Rider (Landlord's Warranty). Landlord has absolutely no responsibility to repair, maintain or replace any portion of the Property at any time, except as follows. Landlord agrees to repair, maintain and as required replace the structural elements of the Building walls, the structural elements of the roof (specifically excluding the roof membrane and any other parts of the roof), the foundation of the Building, any interior structural support columns, and the structural portion of the mezzanine deck. If any of the structural elements of the Building walls, the structural elements of the roof (specifically excluding the roof membrane and any other parts of the roof), the foundation of the Building, any interior structural support columns, or any structural portion of the mezzanine deck is required to be modified because of changes to governmental laws, rules or regulations after the Commencement Date (and such foundation or structural items are not allowed by the applicable governmental agency to remain unmodified), then Landlord agrees to pay the cost of such changes. Landlord's obligation under this Section 6.3 shall solely be to repair or replace same as may be required, and Landlord shall not be liable for any consequential damages to any person, property or business of Tenant. Landlord shall not be responsible (and tenant shall be responsible) for any damage to the structural portion of the building, roof or columns caused by Tenant's acts or negligence or those of Tenant's employees, contractors, customers or invitees. Tenant waives the benefit of any present or future law which might give Tenant the right to repair the Property at Landlord's expense.

     Section 6.4 TENANT'S OBLIGATIONS.

     (a) TENANT. Except as provided in Section 6.3 (Landlord's Obligations), Article Seven (Damage or Destruction), Article Eight (Condemnation), and paragraph 4 of the Construction Rider (Landlord's Warranty), Tenant shall keep all portions of the Property (including but not limited to nonstructural, roof membrane and nonstructural portions of the roof, interior, systems, Tenant Improvements and equipment) in good order, condition and repair and maintain same (including interior repainting and refinishing, as needed and any changes or repairs required by changes to governmental laws, rules or regulations effective after the Commencement Date). If any portion of the Property or any system or equipment in the Property which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Property or system or equipment in the Property, regardless of whether the benefit of such replacement extends beyond the Lease Term. Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor. In carrying out Tenant's obligations under this Paragraph 6.4(a), Tenant may utilize any insurance proceeds paid under an insurance policy under Section 4.4 to Landlord or Tenant which is then available for the repair of such portion of the Property and, additionally, Landlord shall cooperate with Tenant in enforcing any warranties regarding the Property as described in paragraph 4.1 of the Construction Rider. If any part of the Property is damaged by any act or omission of Tenant, Tenant shall either repair the damaged part of the Property or pay Landlord the cost of repairing or replacing such damaged property, even if Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property. Landlord shall have the right, in Landlord's discretion, to require Tenant to utilize maintenance and landscape companies and contractors approved by Landlord to keep in good order, condition and repair the Property, including, but not limited to, the painting of the exterior and interior of any improvements on the Property, the repair and maintenance of the parking areas, landscaping of the Property, and the maintenance of the roof, all at periodic intervals. Specifically, under the immediate preceding sentence, Landlord may require Tenant to utilize Landlord's chosen landscapers (provided the cost of same is competitive for the area for the same quality) in order to keep the landscaping in first-class condition and may have such landscapers bill Tenant directly or Landlord may bill Tenant for such landscapers. Any such costs and expenses done or paid for by Landlord shall be paid and reimbursed by Tenant to Landlord directly or upon billing by the Landlord, and shall be treated as monetary amounts due under the terms of the Lease. It is the intention of Landlord and Tenant that at all times Tenant shall maintain the portions of the Property which Tenant is obligated to maintain in an attractive, first-class, and fully operative condition.

      (b) TENANT'S FAILURE. Tenant shall fulfill all of Tenant's obligations under this Section 6.4 at Tenant's sole expense. If Tenant fails to maintain, repair or replace the Property as required by this Section 6.4, Landlord may, upon ten (10) days' prior notice to Tenant (except that no notice shall be required in the case of any emergency), enter the Property and perform such maintenance or repair (including replacement, as needed) on behalf



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
of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.

      Section 6.5  ALTERATIONS, ADDITIONS, AND IMPROVEMENTS.

      (a) NO ALTERATIONS WITHOUT LANDLORD'S CONSENT. Tenant shall not make any alterations, additions, or improvements to the Property without Landlord's prior written consent, except for non-structural alterations which do not exceed Twenty-Five Thousand Dollars ($25,000) per calendar year and which are not visible from the outside of any building of which the Property is part. Landlord shall not unreasonably withhold or delay Landlord's consent under the immediately preceding sentence. Landlord may require Tenant to provide demolition and/or lien and completion bonds in forms and amounts satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 6.5(a) upon Landlord's written request. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

      (b) PAYMENT REQUIRED. Tenant shall pay when due all claims for labor and material furnished to the Property. Tenant shall give Landlord at least twenty
(20) days' prior written notice of the commencement of any work on the Property, regardless of whether Landlord's consent to such work is required. Landlord may elect to record and post notices of non-responsibility on the Property.

      Section 6.6 CONDITION UPON TERMINATION. Upon the termination of this Lease, Tenant shall surrender the Property (including the Tenant Improvements) to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction), and this Section 6.6 is subject to Article Seven. In addition, Landlord may require Tenant to remove any alterations, additions or improvements made without Landlord's written consent, except for the Tenant Improvements constructed pursuant to the Construction Rider and alterations made in compliance with the first sentence of Section 6.5, prior to the expiration of this Lease and to restore the Property to its prior condition, all at Tenant's expense. All alterations, additions, Tenant Improvements, and other improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the expiration or earlier



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
termination of this Lease, except that Tenant may remove any of Tenant's machinery or equipment (which are not Tenant Improvements) which can be removed without material damage to the Property. Tenant shall repair, at Tenant's expense, any damage to the Property caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property) without Landlord's prior written consent: the Tenant Improvements (as defined in the Construction Rider); any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations. Notwithstanding the above, upon the termination of this Lease, Tenant shall remove Tenant's signs from the Property, at Tenant's expense, and repair any damage caused by such removal.

      Section 6.7 COMMON AREAS. Subject to Section 5.2, Tenant shall pay monthly, in advance, any common area maintenance and repair costs, assessments and charges for the Property under any CC&Rs (defined in Section 5.2). Tenant shall also comply with any CC&Rs respecting the management, care and safety of the common areas of the industrial park and grounds of which the Property is a part, including parking areas, landscape areas, walkways and other areas provided for the common use and convenience of other occupants of the industrial park of which the Property is a part.

ARTICLE SEVEN:  DAMAGE OR DESTRUCTION

      Section 7.1  DAMAGE TO PROPERTY.

      (a) INSURED LOSS. Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Property. If there is damage to the Property caused by a casualty and the proceeds received by Landlord from the insurance policies maintained under Paragraph 4.4(b) (where Landlord or Landlord's lender is the loss payee) plus any deductible amount required to be paid by Landlord and/or Tenant are sufficient to pay for the necessary repairs to the Property, this Lease shall remain in effect and Landlord shall repair the damage to the Property within twelve (12) months of the occurrence of same, and Tenant shall pay to Landlord any deductible amounts under any insurance policies (subject to subparagraph 4.4(d)(iii)).

      (b) INSURANCE PROCEEDS ARE NOT SUFFICIENT. If there is damage to the Property caused by a casualty, and if the insurance proceeds received by Landlord plus any deductible amount required to be paid by Landlord and/or Tenant are not sufficient to pay the



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
entire cost of repair, or if the cause of the damage is not covered by the insurance policies which are maintained under Paragraph 4.4(b) where Landlord or Landlord's lender is the loss payee, then Landlord may elect either to: (i) repair the damage to the Shell (but not the Tenant Improvements) as soon as reasonably possible, in which case this Lease shall remain in full force and effect, and Tenant shall repair at Tenant's cost the Tenant Improvements; or
(ii) terminate this Lease as of the date the damage occurred. If Landlord elects to repair the damage to the Shell under the immediately preceding sentence, then Landlord shall make available to Tenant (or Landlord shall utilize same or establish a construction draw account) all insurance proceeds which Landlord receives which are designated by the insurance company for the construction of the Tenant Improvements (and not the Shell) and which are not subject to Landlord's lender's other requirements. If under the immediately preceding sentence Landlord's lender should require that the insurance proceeds otherwise designated for the Tenant Improvements (and not the Shell) be used to pay amounts of Landlord's debt to such lender secured by the Property, then Landlord agrees to make available to Tenant for repairing the Tenant Improvements (or establish a construction draw account) an amount equal to such insurance proceed which Landlord's lender has so utilized to make payments on such loan. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage to the Shell or terminate the Lease. If Landlord elects to repair the damage to the Shell, Landlord shall repair such damage to the Shell within twelve (12) months of Landlord's receipt of notice of such damage, and Tenant shall pay Landlord the "deductible amount" (if any) under any insurance policies (subject to Paragraph 4.4(b)) and, if damage was due to an act, omission or negligence of Tenant, or Tenant's customers, licensees, visitors, employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord (and this Lease may not be terminated by Tenant under Section 7.4). If Landlord elects to terminate this Lease, Tenant may elect by written notice to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the entire Property and any building in which the Property is located (including both the Shell and the Tenant Improvements), and Tenant shall pay the cost of such repairs (if there is earthquake insurance required by landlord's lender on the Shell and the Tenant Improvements, then Landlord and Tenant shall each pay 50% of any deductible amount under such earthquake insurance policy), Landlord shall deliver to Tenant any insurance proceeds (or establish an account for construction draws) received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord's termination notice. If under this Paragraph 7.1(b) Landlord elects to terminate this Lease and Tenant does not elect to continue this

Lease, and if Landlord's lender is not a loss payee on such insurance, then any Tenant's Earthquake Insurance proceeds (for policies under subparagraph 4.4(b)(iii) solely obtained by Tenant for the Tenant Improvements and not the Shell), as specifically stated on the policy allocable to the Tenant Improvements and which proceeds are received by Tenant, may be retained by Tenant.

     (c) SUBSTANTIAL DAMAGE DURING LAST TWELVE MONTHS. If the damage by a casualty to the Shell portion of the Property is substantial (i.e., greater than 50% of the area of the Building is damaged) and occurs during the last twelve
(12) months of the Lease Term (including any options to extend the Lease Term which are then exercised) and such damage will require more than ninety (90) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred. Either party shall give written notification to the non-terminating party of such election within thirty (30) days after the terminating party's actual receipt of written notice of the occurrence of the damage. In the event of any termination of this Lease under this paragraph (c), Landlord (or Landlord's lender, as the case may be) shall have the right to retain all of the insurance proceeds for insurance policies obtained under Paragraph 4.4(b).

     Section 7.2 TEMPORARY REDUCTION OF RENT. If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Seven, any rent payable during the period of such damage, repair and/or restoration shall be reduced, but in an amount not to exceed the amount of the proceeds of rental continuation insurance received by Landlord covering such period of time. Except for such possible reduction in Base Rent, insurance premiums and real property taxes, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property.

     Section 7.3 WAIVER. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial or total destruction of the leased property. Tenant agrees that the provisions of Sections 7.1, 7.2, 7.4 and 7.5 shall govern the rights and obligations of Landlord and Tenant in the event of any casualty damage to the Property.

     Section 7.4 LANDLORD'S FAILURE TO REPAIR WITHIN 12 MONTHS. If under Paragraphs 7.1(a) or 7.1(b) Landlord fails to fulfill Landlord's obligations to repair the Shell portion of the Building (specifically excluding the Tenant Improvements) as required thereunder within twelve (12) months of the date that Landlord receives written notice of such damage, then Tenant's sole remedy against Landlord for such failure shall be to elect by written notice to Landlord within thirty (30) days of the termination of the twelve (12) month period to terminate this Lease. Tenant shall also have the right to terminate the Lease if Landlord's then designated architect states in writing that it will take Landlord more than twelve (12) months from the date that Landlord receives written notice of such damage to fulfill Landlord's obligations to repair the Shell portion of the Building. In the event of such written election by Tenant to terminate under this Section 7.4, Landlord shall pay to Tenant an amount equal to the Tenant's cost of the Tenant Improvements (which cost shall be agreed to by Landlord and Tenant under paragraph 3.3 of the Construction Rider) multiplied times a fraction of which the numerator is the number (if any) of remaining months in the initial Lease Term, and the denominator is one hundred twenty-three (123). Tenant's right to terminate the Lease under this Article Seven for Landlord's failure to repair the Property within twelve (12) months shall only apply to Landlord's failure to repair the Shell, and shall not apply to Landlord's failure to repair the Tenant Improvements within such twelve (12) month period. Any duty of Landlord to construct or repair the Tenant Improvements as part of the Property under this Article Seven shall only require Landlord to use Landlord's reasonable efforts to complete such repairs within such specified period of time, and Tenant shall not have any right to terminate this Lease regarding any such failure.

     Section 7.5 REPAIR OF SHELL TO SIMILAR CONDITION. If, pursuant to Paragraphs 7.1(a) or (b), Landlord because of a casualty is obligated or elects to repair and restore the Shell and/or the Tenant Improvements, Landlord shall repair and restore the Shell and/or Tenant Improvements, as required under such paragraphs to the extent of available insurance proceeds, to substantially the same condition (or better condition) which the Shell and/or Tenant Improvements existed immediately prior to the casualty damage, subject to any changes that might be required to the design, repair or restoration of the Shell and/or Tenant Improvements under any laws, rules or regulations, including but not limited to any zoning or similar laws. Similarly, if, pursuant to Paragraphs 7.1(a) or (b), Tenant because of a casualty is obligated or elects to repair and restore the Tenant Improvements and/or the Shell, Tenant shall repair and restore the Tenant Improvements and/or the Shell to substantially the same condition (or better condition) which the Tenant Improvements and/or the Shell existed immediately prior to the damage, subject to any changes that might be required to the design, repair or restoration of the Tenant Improvements and/or the Shell under any laws, rules or regulations, including but not limited to any zoning or similar laws.



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
ARTICLE EIGHT: CONDEMNATION

     If all or any portion of the building portion of the Property (but not the land) is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than sixty percent (60%) of the floor area of the building which is located on the Property, is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent shall be reduced in proportion to the reduction in the floor area of the Property. Any Condemnation award or payment shall be distributed to Landlord for compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. Any Condemnation award or payment shall be paid to Landlord (with the exception that any Condemnation award which is specifically designated by the governmental agency for the taking of the Tenant Improvements, Tenant's moving expenses and trade fixtures shall be paid to Tenant as long as such award does not diminish any award that would otherwise have been paid to Landlord). If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority (and Tenant shall use any Condemnation award paid to Tenant for the repair of the Tenant Improvements). If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expense.

ARTICLE NINE: ASSIGNMENT AND SUBLETTING

     Section 9.1 LANDLORD'S CONSENT REQUIRED. No portion of the Property or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, except as provided in
Section 9.2 below. Landlord has the right to grant or withhold its consent as provided in Section 9.5 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease.


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
     Section 9.2 TENANT AFFILIATE. Tenant may assign this Lease or sublease the Property, without Landlord's consent, to any corporation which controls, is controlled by, or is under common control with Tenant ("Tenant's Affiliate"). In such case, any Tenant's Affiliate shall assume in writing all of Tenant's obligations under this Lease. Tenant may merge its entire business into another corporation or sell all of its assets to another corporation without Landlord's consent under this Article Nine provided that Tenant provides Landlord written notice of the name of such acquiring corporation and the description of such transfer prior to closing such transaction. Nothing under this Section 9.2 shall release Tenant from having continuing liability under the terms of this Lease or waive any other required Landlord's consent to any other future transfers of the Tenant's leasehold interest under this Lease.

     Section 9.3 NO RELEASE OF TENANT. No transfer permitted by this Article Nine (even if to Tenant's Affiliate), whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease.

     Section 9.4 OFFER TO TERMINATE. Subject to Section 9.2, if Tenant desires to assign the Lease or sublease the Property, Tenant shall have the right, at Tenant's sole option, to offer, in writing, to terminate the Lease as of a date specified in the offer. If Landlord elects in writing to accept the offer to terminate within twenty (20) days after notice of the offer the Lease shall terminate as of the date specified and all the terms and provisions of the Lease governing termination shall apply. If Landlord does not so elect in writing, the Lease shall continue in effect until otherwise terminated under this Lease and the provisions of Section 9.5 with respect to any proposed transfer shall continue to apply.

     Section 9.5 LANDLORD'S CONSENT. Tenant's request for consent to any transfer described in Section 9.1 shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, type of the prospective transferee including, but not limited to, the use of Hazardous Material, financial details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord reasonably deems relevant. Landlord shall have the right to withhold consent, if reasonable, or to grant consent, based on the following factors:
(1) the business of the proposed assignee or subtenant and the proposed use of the Property including, but not limited to, the use of any Hazardous Material;
(ii) the net worth and financial reputation of the proposed assignee or subtenant; and (iii) the prospective assignee's or sublessee's compliance with all of the obligations under the Lease.

     Section 9.6 LANDLORD'S SHARE OF PREMIUM. If Tenant assigns or subleases the Property or any portion thereof (except in the case of transfers to a Tenant Affiliate or a merger or sale of Tenant's entire business as described in
Section 9.2), the following provisions shall apply:

          (i) Tenant shall pay to Landlord as additional rent under the Lease the Applicable Percentage of the Profit (defined below) on such transaction as and when received by Tenant (or to Landlord directly if Landlord gives written notice that Landlord's share of such Profit shall be paid by the assignee or subtenant to Landlord directly). The "Profit" means all amounts paid to Tenant for such assignment or sublease, including "key" money, monthly rent in excess of the monthly rent payable under the Lease and all fees and other consideration paid for the assignment or sublease, including fees under any collateral agreements less: (a) brokerage commissions paid for such sublease or assignment paid to third-party licensed brokers; (b) attorneys' fees paid by Tenant in connection with such sublease or assignment up to a Three Thousand Dollar ($3,000) maximum amount; and (c) after considering any free rent amortized without interest over the sublease or assignment term. The Profit in the case of a sublease of less than all the Property is the rent allocable to the subleased space as a percentage on a square footage basis. The "Profit" shall not include amounts paid to Tenant by the assignee or sublessee for the Tenant's out-of-pocket costs incurred by Tenant (and then actually reimbursed by Tenant to Landlord or paid by Tenant directly to the governmental authority, insurance company or repair contractor, as the case may be) for the normal and regular maintenance, repair and replacement of the Property and real estate taxes and insurance premiums which are paid directly by Tenant. The "Applicable Percentage" of Profits paid for the first sixty (60) months of the Lease Term shall be twenty percent (20%), and for any period of the Lease thereafter (including option terms) shall be forty percent (40%). If the Profit is in the form of increased rent, then the amount of the Applicable Percentage for each portion of the Profit shall be based upon when each such portion of the Profit is to be paid under the sublease or assignment; with the exception that if a lump sum amount or "key" money is paid covering a period more than one month, such amount shall be spread pro rata (without interest) over the term of the sublease or remaining term of the assigned Lease, as the case may be, to determine when each portion of the Profit is to be received for purposes of determining the Applicable Percentage.

          (ii) Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Property within thirty (30) days after the transaction documentation is signed, and Landlord may inspect from time to time Tenant's books and records to verify the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct. Landlord's receipt of landlord's share of the Profit shall not be a consent to any further assignment or subletting. The breach of Tenant's obligation under this Section 9.6 shall be a material default of the Lease.

     Section 9.7 NO MERGER. No merger shall result from Tenant's sublease of the Property under this Article Nine, Tenant's surrender of this Lease, or the termination of this Lease in any other manner. In any event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

ARTICLE TEN:   DEFAULTS; REMEDIES

     Section 10.1 COVENANTS AND CONDITIONS. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

     Section 10.2   DEFAULTS. Tenant shall be in default under this Lease:

     (a) VACATION. If Tenant's vacation of the Property results or will result in the cancellation of any insurance described in Section 4.4 and Tenant fails to have such insurance corrected within five (5) days after Tenant receives notice from Landlord or any insurance company of such cancellation or intention to cancel (Tenant's vacation of the Property shall also be a default unless Tenant continues to provide a regular security service in order to protect the Property);

     (b) FAILURE TO PAY. If Tenant fails to pay rent or any other charge or amount when due;

       (c) NONPERFORMANCE. If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30) day period and thereafter diligently pursues its completion. The notice required by this paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

       (d) GENERAL ASSIGNMENT AND BANKRUPTCY. (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days;
(iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant's assets located at the Property or of tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this paragraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

       Section 10.3 REMEDIES. On the occurrence of any default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

       (a) TYPES OF REMEDIES. Terminate Tenant's right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including: (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease Term after the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. AS used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Property, Landlord shall have the option of (i) retaking possession of the Property and recovering from Tenant the amount specified in this Paragraph 10.3(a), or (ii) proceeding under Paragraph 10.3(b).

       (b) MAINTAIN TENANT'S RIGHT OF POSSESSION. Maintain Tenant's right to possession (in California under California Civil Code Section 1951.4, as amended, or its successor provision), in which case this Lease shall continue in effect whether or not Tenant has abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due. Landlord and Tenant agree that the limitations on assignment and subletting contained in Article Nine of this Lease are reasonable. Landlord and Tenant specifically agree that Landlord's acts, if any, of maintenance or preservation, and Landlord's efforts to relet Property, or the appointment of a receiver to protect Landlord's interest under this Lease, shall not constitute a termination of Tenant's right to possession.

       (c) OTHER REMEDIES. Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

       Section 10.4 REPAYMENT OF "FREE" RENT. If this Lease provides for a postponement of any monthly rental payments, a period of "free" rent, "forgiven" rent or other rent concession, such postponed or "free" rent is called the "Abated Rent". Tenant shall be credited with having paid all of the Abated Rent on the expiration of the Lease Term only if Tenant has fully, faithfully, and punctually performed all of Tenant's obligations hereunder, including the payment of all rent (other than the Abated Rent) and all other monetary obligations and the surrender of the Property in the physical condition required by this Lease. Tenant acknowledges that its right to receive credit for the Abated Rent is absolutely conditioned upon Tenant's full, faithful and punctual performance of its obligations under this Lease. If Tenant defaults and does not cure within any applicable grace period, the Abated Rent shall immediately become due and payable in full, and this Lease shall be enforced as if there were no such rent abatement or other rent concession; and in such case the Abated Rent shall be calculated based on the full initial rent payable under this Lease increased as if there had never been such Abated Rent.

       Section 10.5 CUMULATIVE REMEDIES. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

ARTICLE ELEVEN: PROTECTION OF LENDERS

       Section 11.1 SUBORDINATION. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded, provided that Tenant's right of quiet enjoyment under this Lease shall not be disturbed if Tenant is not in default. Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Property or the Lease provided that Tenant's obligations under this Lease shall not be increased in any material way or Tenant's rights under this Lease diminished in any material way. Provided that such lender executes in favor of Tenant an agreement not to disturb Tenant's right of quiet enjoyment under this Lease so long as Tenant is not in default and performs Tenant's obligations under this Lease, and provided that Tenant's obligations under this Lease shall not be increased in any material way or rights diminished in any material way (the performance of ministerial acts by Tenant such as the required giving of notices or giving Landlord's lender the right to cure a Landlord default within a reasonable period of time shall not be deemed material), Tenant shall execute such further documents and assurances as such lender may require including, but not limited to, subordination and attornment agreements. Tenant's right to quiet possession of the Property during the Lease Term and rights under this Lease shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or




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
mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground Lease, deed of trust or mortgage or the date of recording thereof. Landlord represents to Tenant (but to no other person) that as of the date of this Lease there are no mortgages, deeds of trust or ground leases which are currently recorded against the Property. Nothing herein is intended to or shall prevent Landlord from encumbering the Property or placing a mortgage, deed of trust or ground lease on the Property after the date of this Lease. Notwithstanding anything to the contrary in this Section 11.1, Tenant's obligation to subordinate this Lease to a ground lease, mortgage or deed of trust, or to sign any document(s) so subordinating this Lease, shall be conditioned upon Tenant's receipt of a nondisturbance agreement from the ground lessor, mortgagee or deed of trust beneficiary which provides that in the event of a foreclosure or a deed in lieu of foreclosure such ground lessor, mortgagee or beneficiary, as the case may be, will recognize all of Tenant's rights under this Lease and that this Lease will not be terminated (except under the terms of this Lease) so long as Tenant is not in default under the terms of this Lease and performs all of Tenant's obligations and duties under the terms of this Lease. Any nondisturbance agreement under the immediately preceding sentence may provide that this Lease is subordinated and that Tenant attorns to such ground lessor, mortgagee or beneficiary and may require Tenant to perform such acts as giving notices to Landlord's lender and give Landlord's lender the right to cure a Landlord default within a reasonable period of time, plus additional items that are commercially reasonable.

       Section 11.2 ATTORNMENT. If Landlord's interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord's interest.

       Section 11.3 SIGNING OF DOCUMENTS. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so, provided that Tenant's obligations under this Lease shall not be increased in any material way or Tenant's rights under this Lease diminished in any material way.



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
      Section 11.4      Estoppel Certificates.

      (a) REQUIREMENTS. Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may reasonably require. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

      (b) TENANT'S NONDELIVERY. If Tenant does not deliver such statement to Landlord within such ten (10) day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth or such facts.

      Section 11.5 TENANT'S FINANCIAL CONDITION. Within ten (10) days after written request from Landlord in connection with Landlord's sale or financing of the Property, Tenant shall deliver to Landlord such financial statements as Landlord reasonably requires to verify the net worth of Tenant or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Property. If Tenant is a company whose stock is registered and traded on a national exchange so that Tenant's financial statements are publicly available on at least a quarterly basis, then if Tenant delivers such annual and quarterly financial statements to Landlord as Landlord shall request, same shall be deemed to satisfy Tenant's obligations to deliver financial statements under this Section
11.5. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. If Tenant is not a company whose stock is registered and traded on a national



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
exchange, all financial statements shall be deemed confidential and shall be used only for the purposes set forth in this Lease.

ARTICLE TWELVE:  LEGAL COSTS

     Section 12.1 LEGAL PROCEEDINGS. If Tenant or Landlord shall be in breach or default under this Lease, such party (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any legal fees and costs that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. The losing party in such action shall pay such attorneys' fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action.

     Section 12.2 LANDLORD'S CONSENT. Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent. Tenant's obligation under this Section 12.2 shall be limited to Two Thousand Dollars ($2,000) per transaction. The $2,000 amount under the immediately preceding sentence shall be increased each year in proportion to the increase in the Index as described in Section 3.2.


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
ARTICLE THIRTEEN:   MISCELLANEOUS PROVISIONS

     Section 13.1 NON-DISCRIMINATION. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

     Section 13.2   LANDLORD'S LIABILITY; CERTAIN DUTIES.

     (a) "LANDLORD". As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Property or the leasehold estate under a ground lease of the Property at the time of question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord has title to the fee interest in the Property. Any Landlord who transfers its title or interest in the Property is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease. Notwithstanding the above provisions of this Paragraph 13.2(a) and Paragraph 13.2(c), if Cypress Land Company transfers its interest in the Property, Cypress Land Company shall remain obligated (if Cypress Land Company's transferee fails to perform): (i) to construct the Shell portion of the Building as described in the Construction Rider; (ii) to perform Landlord's warranty (if such warranty period has not then expired) under paragraph 4.2 of the Construction Rider; and (iii) to repair the Shell under Article Seven if there has been a casualty loss and the required repairs under such Article Seven by Cypress Land Company have not yet been completed at the time of such transfer.

     (b) NOTICE. Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty
(30) day period and thereafter diligently pursued to completion.

     (c) LIABILITY. Notwithstanding any term or provision herein to the contrary but subject to Paragraph 13.2(a), the liability of

Landlord for the performance of its duties and obligations under this Lease is limited to Landlord's interest in the Property, and neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease.

     Section 13.3 SEVERABILITY. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

     Section 13.4 INTERPRETATION. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Property with Tenant's expressed or implied permission.

     Section 13.5 INCORPORATION OF PRIOR AGREEMENTS; MODIFICATIONS. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

     Section 13.6 NOTICES. All notices required or permitted under this Lease shall be in writing and shall be personally delivered, delivered by next day delivery by a recognized overnight mail delivery service, or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.3 above, except that upon Tenant's taking possession of the Property, the Property shall be Tenant's address for notice purposes. Notices to Landlord shall be delivered to the address specified in Section 1.2 above. All notices shall be effective upon delivery. It shall be presumed that a notice has been delivered if the delivering party receives a receipt or written acknowledgement from the delivery service that such notice was delivered. Either party may change its notice address upon written notice to the other party.

     Section 13.7 WAIVERS. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

     Section 13.8 RECORDATION. Tenant shall not record this Lease without prior written consent from Landlord. Landlord may require that a "Short Form" memorandum of this Lease be executed by both parties and be recorded.

     Section 13.9 BINDING EFFECT; CHOICE OF LAW. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state of California shall govern this Lease.

     Section 13.10 CORPORATE AUTHORITY. Each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. On the date this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord.

     Section 13.11 FORCE MAJEURE. If Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

     Section 13.12 EXECUTION OF LEASE. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

     Section 13.13 SURVIVAL. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

     Section 13.14 DEFINITION OF CONTRACTOR. If Tenant utilizes the same contractor to construct the Tenant Improvements (as defined in the Construction Rider) that Landlord has utilized to construct the Shell, then any reference to Tenant's "contractor" under this Lease shall include such contractor, and any acts or negligence of such contractor in constructing the Tenant Improvements shall not be attributed to the Landlord.

ARTICLE FOURTEEN: BROKERS

     Section 14.1 NO OTHER BROKERS. Tenant represents and warrants to Landlord that the only agents, brokers, finders or other parties with whom Tenant has dealt who are or may be entitled to any commission or fee with respect to this Lease or the Property are The Seeley Company and Delphi Business Properties.

     Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialled all Riders which are attached to or incorporated by reference in this Lease.


                                               "LANDLORD"

Signed on June 30th, 1998                      Cypress Land Company, a
at 2203 E. Carson St., Ste A-1                 California limited partnership
Long Beach, CA 90810
                                               By:  Harvico, Inc., a California
                                                    Corporation, General
                                                    Partner

                                                    By: /s/ BRIAN L. HARVEY
                                                       -------------------------
                                                         Brian L. Harvey,
                                                         President



                                               "TENANT"

Signed on 6/25, 1998                           Netcom Systems, Inc.
at 20550 Nordhoff St.                          a Delaware Corporation
Chatsworth, CA 91311
                                               By:  /s/ WARREN B. PHELPS
                                                   -----------------------------
                                                     Warren B. Phelps, President


                                               By: /s/ DWIGHT OLSON
                                                   -----------------------------
                                                    Dwight Olson, Vice President

                                  EXHIBIT "A"

                         LEGAL DESCRIPTION OF PROPERTY

LOT 6 OF TRACT 32952, IN THE CITY OF CALABASAS, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 1081 PAGES 30 TO 34, INCLUSIVE, OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

                                  EXHIBIT "B"

                         SHELL PLANS AND SPECIFICATIONS


1. Building is to be constructed to Landlord's normal construction standards and quality of materials.

2.  The electrical service shall be supplied by a 2400 amp single panel.

3.  At least two dock doors.

4. Elevator pit for mezzanine area (Tenant shall be responsible for the construction of the elevator and elevator shaft as part of the Tenant Improvements).

5.  Plans pages:  Architectural A1.0, A1.1, A1.2, A1.3, A2.1, A2.2, A2.3, A3.1,
A4.1, A4.2, A4.3, A4.4, A4.5, A4.6, A5.1, A5.2, A5.3, A5.4, A6.1, A8.1;
Structural: S1.1, S2.1, S2.2, S2.3, S2.4, S2.5, S2.6, S3.3, S3.2, S3.3, S3.4,
S4.1, S5.1, S5.2, S5.3, S5.4, S5.5, S5.6, S5.7, S5.8; Plumbing: P1.0, P1.1,
P2.1, P2.2, P2.3, P3.0; and Electrical: E1.0, E1.1, E2.1, E2.2, E2.3, E3.1,
E4.1, E4.2, prepared by Nadel Architects dated June 23, 1998 and specifications prepared by Nadel Architects dated December 1997. These plans and specifications may be modified after the date of the Lease in order to change the Building elevations (including adding additional windows), changing the mezzanine area, and changing the loading dock doors.

6. The mezzanine area of the Shell shall be constructed to a rectangular design.

                               CONSTRUCTION RIDER
                        TO INDUSTRIAL REAL ESTATE LEASE
                       DATED JUNE 25, 1998 BY AND BETWEEN
             CYPRESS LAND COMPANY, A CALIFORNIA LIMITED PARTNERSHIP,
                                      AND
                  NETCOM SYSTEMS, INC., A DELAWARE CORPORATION

--------------------------------------------------------------------------------

1. DESIGN AND CONSTRUCTION OF THE BUILDING SHELL: Landlord shall construct upon the land constituting the Property the shell ("Shell") portion of the building ("Building") of approximately one hundred seven thousand one hundred sixty-nine (107,169) square feet, which Shell portion of the Building includes a second-story mezzanine area of approximately thirty-four thousand two hundred fifty-seven (34,257) square feet, parking areas, site improvements, landscaping, exterior drainage, landscape irrigation, gutters, exterior lighting, walkways and driveways. The square footages under the immediately preceding sentence are only approximate and it is anticipated that they may change upon completion of the final modified Shell plans. Landlord shall design and construct the Shell based upon the specifications stated on Exhibit "B", attached hereto and incorporated herein by this reference. References to the term "Property" in this Construction Rider shall mean both the Shell and the Tenant Improvements (as such term is defined in Paragraph 2, below).

      1.1 Plans and Specifications of Shell. Landlord and Tenant have agreed to the plans and specifications for the construction of the Shell ("Shell Plans and Specifications"), as described on Exhibit "B". Landlord may make changes in the Shell Plans and Specifications as Landlord deems necessary for the construction of the Building Shell provided such modification does not materially interfere with the design of the Tenant Improvements or Tenant's use of the Property (subject to subparagraph 1.1(a) below). Landlord shall submit the Shell Plans and Specifications to the City of Calabasas for the issuance of a building permit by the City of Calabasas for the Building Shell. If the City of Calabasas requires changes in the Shell Plans and Specifications, then Landlord and Tenant agree that Landlord may make the changes required by the City of Calabasas, provided such modification does not materially interfere with the design of the Tenant Improvements or Tenant's use of the Property (subject to subparagraph 1.1(a) below).

      (a) Modifications By the City of Calabasas. The current conditional use permit for the Property is for ninety-eight thousand nine hundred thirty-seven (98,937) square feet. Tenant and Landlord agree that they will use their reasonable efforts to have the City of Calabasas approve the Building to be approximately one hundred seven thousand one hundred sixty-nine (107,169) square feet. However, if the City of Calabasas does not permit the construction of the Building to be increased from 98,937 square feet to approximately 107,169 square feet, then neither Landlord nor Tenant may terminate this Lease, and Landlord may redesign the Building in order to reflect such lesser square footage amount (which shall be at least 98,937 square feet). Additionally, Landlord may make modifications without Tenant's consent to the design of the Shell to comply with the conditional use permit and modifications thereof issued by the City of Calabasas; provided that the shape of the mezzanine shall be as described in item 6 of Exhibit "B". If Landlord modifies the design of the Shell Plans and Specifications due to a change requested by the City of Calabasas in the current conditional use permit governing the Property, and such modification in the Shell Plans and Specifications results in delays in Tenant's design or construction of the Tenant Improvements, then such delay caused by Landlord's change to the Shell shall not be deemed a "Tenant Delay" under subparagraphs 1.3(a) or 3.1(b). Landlord shall promptly notify Tenant of any such reduction in the square footage of the Building or modifications to the Shell required by the City of Calabasas to comply with the conditional use permit or modifications thereof.

1.2 Construction of the Shell. Upon obtaining the necessary permits, Landlord shall construct at Landlord's cost the Shell in accordance with the Shell Plans and Specifications. Subject to subparagraph 2.5(a)(i) below, Landlord shall pay the permit fees for construction of the Shell and the utility connection charges for the "stub in" for the electrical, sewer, water and gas to the Shell (but not for the Tenant Improvements nor utility connection charges for the Tenant Improvements which are in addition to the basic "stub in" costs of such utility connections) which are required to be paid to the City of Calabasas prior to the City of Calabasas issuing a building permit for the construction of the Shell.

1.3 Completion Defined. This Paragraph 1.3 is subject to subparagraph 3.1(b) below. The term "Completion" is defined as the date that the City of Calabasas shall have approved that the Shell is substantially complete (such as by the city issuing the final inspection or approval for the Shell, or a certificate of occupancy for the Shell) or otherwise gives permission for the occupancy of the Shell portion of the Building. If the City of Calabasas will not certify that the Shell is substantially complete or fails to issue a final inspection approval for the Shell because either: (i) the non-completeness of the Tenant Improvements due to a Tenant Delay, or (ii) the non-completeness of the Shell due to the non-completeness of the Tenant Improvements due to a Tenant Delay (such as if there is a hole in the Building's roof for installation of the Tenant Improvements and there has been a Tenant Delay), then it shall be deemed that there has in fact been "Completion" of the Shell for purposes of the Lease. The date of Completion of the Shell is referred to herein as the "Completion Date." The term "Tenant Delay" is defined in subparagraph 1.3(a) below, subject to subparagraph 3.1(b) below.

     (a) Target Date to Complete Shell. Landlord shall use its reasonable efforts to have the Completion of the Shell occur on or before February 1, 1999, subject to any delays caused by a Tenant Delay or by Force Majeure events (defined in Section 13.12 of the Lease). A "Tenant Delay" shall mean any of the following items which cause a delay in the construction of the Shell: (i) Tenant's failure to timely comply with the time limitations or dates under Paragraph 2.1 or 2.2, or those items and dates described in Paragraph 2.3; (ii) Tenant requests a change order under Paragraph 2.4; (iii) there is an installation of any Special Improvements under Paragraph 2.7; (iv) Tenant fails to timely perform or deliver information under Paragraph 2.1 or 2.2; or (v) if Tenant or Tenant's contractor interferes with or delays Landlord's construction of the Shell.

     (b) Landlord To Make Shell Available to Construct Tenant Improvements. Landlord shall make available to Tenant the Shell portion of the Property on or before October 15, 1998 (the "Tenant Improvements Start Date") in order that Tenant or its contractors may commence construction of the Tenant Improvements by such date. Tenant and Landlord understand that the shell may not be completed by such Tenant Improvements Start Date. If Landlord fails to so make available the Shell for Tenant to commence construction of the Tenant Improvements by the Tenant Improvements Start Date, then Tenant's sole remedy for such delay shall be as follows: for each day that Landlord delivers the Shell to Tenant or Tenant's contractor after the Tenant Improvements Start Date, the number of days (if any) which Tenant is being charged as a Tenant Delay under either Paragraph 1.3 or subparagraph 3.1(b)(i) shall be reduced by one (1) day, but not reduced more than the total number of days for which Tenant is being charged as a Tenant Delay. Landlord's delinquency, if any, in delivering the Property for construction of the Tenant Improvements under this subparagraph 1.3(b) shall not offset any days under subparagraphs 3.1(b)(ii) or
(iii).

2. DESIGN AND CONSTRUCTION OF THE TENANT IMPROVEMENTS: Tenant shall be responsible for and shall pay all of the costs for the design and construction of the tenant improvements ("Tenant Improvements") as described below, including the office areas, air conditioning and heating of the warehouse and office areas, all restrooms, screening of all air conditioning units (roof and ground mounted), equipment screens and signage. The Tenant Improvements shall be constructed by Tenant, at Tenant's sole cost and expense, pursuant to the plans and specifications, as described below. Tenant shall be responsible for the timely completion of all plans and specifications for the Tenant Improvements.

     2.1  Schematic Tenant Improvement Plans and Specifications.

          (a) Preparation. Tenant has or shall retain a space planner to prepare at Tenant's expense (subject to subparagraph 2.3(a)(iii)) all architectural, electrical, plumbing, heating, ventilating and air conditioning plans for construction of the Tenant Improvements. Tenant shall be responsible for the timely performance of its space planner in the preparation of the Tenant Improvement plans and specifications hereunder. Tenant shall have prepared the schematic plans and specifications showing the basic floor plans of the Tenant Improvements ("Schematic Tenant Improvements Plans and Specifications") to construct the Tenant Improvements upon the Property. Tenant shall immediately deliver to Landlord and the space planner all information that may be required to timely complete the Schematic Tenant Improvements Plans and Specifications.

          (b) Date. Tenant shall have such Schematic Tenant Improvements Plans and Specifications prepared by June 22, 1998 (and if Tenant does not have prepared such Schematic Tenant Improvements Plans and Specifications by such date, then Landlord's sole remedy for such failure is to claim a Tenant Delay under the provisions of subparagraphs 1.3(a) and 3.1(b). On or before June 22, 1998, Tenant shall have such Schematic Tenant Improvements Plans and Specifications delivered to Landlord for Landlord's approval, which approval shall not be unreasonably withheld. Landlord shall have five (5) business days from the receipt of such Schematic Tenant Improvements Plans and Specifications to approve or disapprove. If Landlord does not disapprove of such plans in the manner specified in this subparagraph (b) by written notice to Tenant within such five (5) business day period, then Landlord shall be deemed to have approved of same. If Landlord disapproves of such plans and specifications, then Landlord and Tenant shall, within five (5) days from the expiration of the five (5) business day period, use their best efforts to resolve such dispute. Landlord and Tenant agree to negotiate in good faith with each other regarding any of Landlord's disapproved items described above.

          (c) Basis for Final Plans and Specifications. The Final Plans and Specifications for the Tenant Improvements (as such term is defined in Paragraph 2.2 below) shall be based upon the Schematic Tenant Improvements Plans and Specifications.

     2.2  Final Plans and Specifications for Tenant Improvements.

          (a)  Design.

               (i) Tenant, by August 15, 1998, shall have prepared, at Tenant's expense, and deliver to Landlord final plans and specifications for the Tenant Improvements ("Final Plans and Specifications"). If subparagraph 3.1(b) applies (where Tenant uses a Qualified Space Planner), Landlord hereby grants to Tenant a thirty (30) day grace period to have completed such Final Plans and Specifications, so in such event such Final Plans and Specifications do not have to be completed until September 15, 1998 in order for Landlord to have a remedy against Tenant for Tenant's delinquency in the preparation of such Final Plans and Specifications. If Tenant Engages by July 1, 1998 (as defined in subparagraph 3.1(b)) H. Hendy Associates as a Full Service Space Planner under subparagraph 3.1(b), then H. Hendy Associates shall complete such Final Plans and Specifications as soon as possible, and there shall be no specific required completion date for such Final Plans and Specifications. Landlord's sole remedy should Tenant fail to have prepared such Final Plans and Specifications by the required date shall be to assert that there is a "Tenant Delay" under the provisions of subparagraphs 1.3(a) and 3.1(b). The Final Plans and Specifications shall be based upon the Schematic Tenant Improvements Plans and Specifications and shall show the final design and specifications (including, but not limited to, architectural, electrical, plumbing, ventilating, heating and air conditioning) of the Tenant Improvements.

               (ii) Landlord, upon receipt of such Final Plans and Specifications, shall have five (5) business days from receipt of the Final Plans and Specifications to approve or disapprove same based upon the foregoing. If Landlord does not disapprove of such Final Plans and Specifications in the manner specified herein, by written notice to Tenant within such five (5) business day period, then Landlord shall have been deemed to have approved of same. If Landlord disapproves of the Final Plans and Specifications, then Landlord and

Tenant shall use their best efforts to resolve such dispute in order to conform such Final Plans and Specifications to the Schematic Tenant Improvements Plans and Specifications. Landlord and Tenant agree to negotiate in good faith with each other regarding any of Landlord's disapproved items, described above. The Final Plans and Specifications shall supersede any prior plans concerning the construction of the Tenant Improvements, including but not limited to, any inconsistencies with the Schematic Tenant Improvements Plans and Specifications.

          (iii) Regardless of whether Landlord approves or disapproves of any plans or specifications, Tenant shall remain solely responsible for the design of the Tenant Improvements and any specifications thereof, and the construction thereof. Specifically, Tenant shall be solely responsible that the design and construction of the Tenant Improvements conforms to Tenant's required use of the Property and complies with all laws, rules and regulations, including, but not limited to, all conditional use permits and building codes.

          (iv) Tenant shall have the Final Plans and Specifications submitted to the City of Calabasas for the issuance of a building permit by the City of Calabasas. Tenant agrees to consult with Landlord in the submission of such plans and to allow Landlord to submit such plans to the City. If the City of Calabasas requires changes in the Final Plans and Specifications, then Landlord and Tenant agree that the space planner (after consulting with Landlord) may make the changes. It is understood that neither Landlord nor Landlord's representatives or consultants have any ability to influence the actions or timeliness of performance of the City of Calabasas, public utilities or other governmental bodies involved with the construction of the Tenant Improvements or the issuance of permits regarding same.

2.3  Tenant's Cooperation.

     (a)  Tenant's Duties.

          (i) Landlord shall have the right, from time to time, to review and provide comments to the plans and specifications for the Tenant Improvements as they are being prepared by the space planner. Landlord may communicate with the space planner at any time and shall have the right to have a representative attend meetings with such space planner and Tenant regarding the preparation of such plans and specifications.

     Tenant has designated either Dwight Olson or Gil Cabral of Tenant, as persons who have the actual authority to make any changes to any plans and specifications on behalf of Tenant and to give any approvals or waivers on behalf of the Tenant regarding any plans or specifications, and to make all decisions in connection with the construction of the Tenant Improvements, and the Lease and Construction Rider, on behalf of the Tenant.

          (ii) In order to timely prepare the plans and specifications for the Tenant Improvements stated in Paragraph 2.1 and 2.2 above, and to construct the Tenant Improvements in a timely manner, Tenant agrees to timely and promptly respond to the space planner's request for information. Tenant agrees to promptly deliver all required information to the space planner necessary to prepare the Tenant Improvements' plans and specifications. In addition to the specific approval dates of Tenant outlined in Paragraphs 2.1 and 2.2 above, architects, designers and engineers will be requesting Tenant's review and approval of plans, specifications and other items at periodic intervals. Tenant agrees to promptly respond to all of these requests.

          (iii) In order to design the Tenant Improvements, Tenant is employing the space planner for the Tenant Improvements, and consultants for the architectural and engineering work relating to the Tenant Improvements, which costs for such persons shall be paid by Tenant over the space planner allowance to be paid by Landlord under the immediate following sentence. Landlord shall reimburse Tenant for Tenant's preliminary space planner to assist in preparing the Schematic Tenant Improvements Plans and Specifications in an amount not to exceed Fifteen Cents ($0.15) per square foot of the Building (which square footage of the Building is defined in Paragraph 3.2, below).

2.4  Change Orders.

     (a) Definition. For purposes of this Lease, a "change order(s)" shall mean: (a) any requested Tenant changes, additions or alterations of the Tenant Improvements' Final Plans and Specifications, whether such changes, additions or alterations occur on, before or after the commencement of the construction of the Building or Tenant Improvements; or (b) any changes to items, plans or specifications for the Tenant Improvements previously approved by Tenant.

          (i) Tenant shall pay for all costs including but not limited to any architectural, engineering, design, contractor or material costs caused by such Tenant change orders (whether to the Tenant Improvements or the Shell).

          (ii) If Tenant desires a change order, then Tenant shall deliver a written request for such change order to Landlord. Landlord's consent to any change order shall not be unreasonably withheld.

          (iii) Any change order which causes a delay in construction of the Tenant Improvements or the Shell shall be deemed a Tenant Delay.

2.5  Construction of Tenant Improvements.

     (a) Construction By Tenant. The Tenant Improvements shall be constructed by Tenant at Tenant's sole cost and expense in conformance with the Final Plans and Specifications. The Tenant Improvements shall be constructed by Tenant in compliance with all federal, state, city and county laws, codes, ordinances and regulations.

          (i) Tenant shall pay all of the permit fees, costs, fees, utility fees, charges and assessments for the construction of the Tenant Improvements which are required to be paid to any governmental body or agency for the construction, occupancy or use of the Tenant Improvements. Landlord shall pay for the bridge and thoroughfare fees related to the Property ("Bridge Fee"), which is based upon Three Dollars Ten Cents ($3.10) per square foot of Building area, including the mezzanine area ("Current Bridge Fee"). If the Tenant Improvements requested by Tenant cause the Bridge Fee relating to the Property to exceed for any reason the Current Bridge Fee, then Tenant shall be responsible for paying for the amount of such increase in the Bridge Fee for the entire Property. Tenant shall pay for the increase in the Bridge Fee under the immediately preceding sentence by payment of such amount to Landlord at the time that the building permits for the Tenant Improvements are to be obtained from the City of Calabasas (even if the City of Calabasas allows Landlord to defer the payment of such Bridge Fee by the City of Calabasas recording a covenant or encumbrance against the Property or receiving other contractual promises from the Landlord to pay such Bridge Fee).

          (ii) Tenant shall pay all of the costs of any space planners, designers, architectural costs, engineering costs and construction costs of the Tenant Improvements (except as to that amount for the preliminary space planner's fee which Landlord has agreed to pay for under subparagraph 2.3(a)(iii) above).

          (iii) All of the Tenant Improvements shall become part of the Property, shall be maintained and repaired by Tenant as part of the Property under the Lease, and none of the Tenant Improvements may be removed by Tenant upon the termination of the Lease.

          (iv) Tenant shall have the right to hire a general contractor of Tenant's choice to construct the Tenant Improvements. Landlord shall have the right to review and approve of Tenant's choice of general contractors, which approval shall not be unreasonably withheld. Tenant shall enter into the contract with the general contractor. Landlord shall have the right to review and approve such contract prior to Tenant's entering into same, which approval shall not be unreasonably withheld; provided, however, that Landlord may not request any changes to such general contractor's contract which would materially cause an increase in the cost of the construction of the Tenant Improvements, materially delay the completion of the Tenant Improvements or the design of the Tenant Improvements. Regardless of Landlord's approvals, Tenant shall be responsible for all of the liabilities and obligations of the Tenant under such contract and Landlord shall have no liability or obligations thereunder.

          (v) Landlord shall use its reasonable efforts to allow Tenant to begin construction of the Tenant Improvements as soon as possible during the construction of the Building Shell. See subparagraph 1.3(b) for the definition of the Tenant Improvements Start Date. Tenant agrees to have Tenant's contractors coordinate with Landlord and Landlord's contractors, and not interfere with same, in order that the construction of the Shell is not delayed by the construction of the Tenant Improvements. Similarly, Landlord agrees to have Landlord's Shell general contractor coordinate with Tenant's Tenant Improvements general contractor (if different from the Shell general contractor).

          (vi) Tenant shall be responsible that the general contractor that constructs the Tenant Improvements: (i) has adequate insurance, including liability insurance, and designates Landlord as an additional insured under such liability insurance; and (ii) has adequate workers compensation insurance. Any costs of builder's risk insurance (whether obtained by Landlord or otherwise) which is allocated to the Tenant Improvements shall be paid by Tenant or reimbursed to Landlord. Landlord shall be designated as the loss payee for such builder's risk insurance. If Landlord receives proceeds from such builder's risk insurance which are designated by such policy for the Tenant Improvements, then Landlord agrees to utilize such proceeds (or make such proceeds available to Tenant) to pay for the repair or reconstruction of the Tenant Improvements. Tenant shall be responsible to verify that there is adequate builder's risk and casualty insurance for the Tenant Improvements and their construction. Landlord shall have the right (but not the obligation) to verify with Tenant and Tenant's contractor, from time to time, that the insurance described in this subparagraph has been obtained.

2.6 Payment for Tenant Improvements. Tenant shall pay all expenses, fees and costs relating to the construction and design of the Tenant Improvements. Tenant shall promptly (within 20 days of Landlord's billing) reimburse Landlord for any amounts Landlord or Landlord's contractor expends for the construction of those items of the Tenant Improvements which Tenant has previously approved in writing (but it shall not be necessary that Tenant approved in advance the amount of such item) for such item.

     (a) Indemnification. Tenant shall indemnify, defend and hold Landlord harmless (including the payment of Landlord's reasonable attorneys' fees and costs) from any and all costs, claims or liability arising from: (a) Tenant's construction of the Tenant Improvements on the Property; (b) the conduct of any of Tenant's general contractor or subcontractors or other persons in connection with the construction of the Tenant Improvements; (c) any breach or default in the performance of Tenant's obligations under this Construction Rider; and (d) any claims or mechanic's liens against Landlord or the Property related to the construction of the Tenant Improvements. Tenant shall immediately pay when due all claims for labor and materials furnished in connection with the construction of the Tenant Improvements and agrees to immediately have removed from the Property any mechanic's liens or notices of action if same are filed against the Property. Tenant's duty to indemnify Landlord under this subparagraph 2.6(a) shall not apply to the negligent or willful misconduct of Landlord or Landlord's employees or contractors during the period of constructing the Shell and Tenant Improvements.

     (b)  Letter of Credit.

          (i) Because of the large amount of Tenant Improvements being installed ion the Building, Tenant agrees to obtain a "Letter of Credit" (as described below) prior to the commencement of construction of the Tenant Improvements in favor of the Landlord in the aggregate amount of the cost of the construction of the Tenant Improvements (including any permits or fees relating to same). The amount of the Letter of Credit under the immediately preceding sentence shall be reasonably determined by Landlord based upon the general contractor's cost for construction of the Tenant Improvements and the other permits and fees relating thereto. The Letter of Credit shall be an irrevocable unconditional Letter of Credit in favor of the Landlord as the designated beneficiary for a stated term of at least six (6) months in favor of Landlord as the designated beneficiary, drawn on a major Los Angeles bank reasonably approved by Landlord. Tenant shall deliver such original Letter of Credit to Landlord prior to the commencement of construction of the Tenant Improvements and shall maintain such Letter of Credit until the completion of the construction of the Tenant Improvements and the first to occur of the following (the "Letter of Credit Termination Date"):
(i) the payment of all suppliers and contractors for the Tenant Improvements and Landlord's receipt of final lien releases from each such supplier and contractor (including all subcontractors and the general contractor); and (ii) the occurrence of both of the following: (a) thirty (30) days after the expiration of the requisite time periods to record mechanics' liens under California law ("Lien Expiration Date") but not sooner than the Commencement Date, and (b) no mechanic's lien, lawsuit or legal action has been filed against the Property or Landlord regarding the construction of the Tenant Improvements, or if a mechanic's lien shall have been filed against the Property, such lien shall have been released or bonded against in order that such lien is released.

          (ii) Landlord may draw upon the Letter of Credit only in the following events: (a) the Letter of Credit is not renewed on or before thirty
(30) days prior to its required renewal or expiration, (b) a lawsuit, arbitration or other action or proceeding is filed against Landlord or the Property regarding the construction of the Tenant Improvements by a contractor, subcontractor or material supplier, and Tenant fails to promptly reimburse Landlord for the costs incurred by Landlord resulting from the filing of such lawsuit, arbitration or other action or proceeding, or (c) a mechanic's lien is filed against the Property and the lien is not released by payment or by a recordation of a statutory lien release bond in accordance with the requirements of California Civil Code Section 3143 within five (5) business days after Tenant receives notice (by service of process or otherwise) of the existence of such mechanic's lien.

          (iii) If the Letter of Credit is issued so that Landlord may draw down on part of the Letter of Credit while the remaining portion of the Letter of Credit remains effective, then the following provisions shall apply: (a) if


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
Landlord has the right to draw upon the Letter of Credit as a result of an event described in subparagraph 2.6(b)(ii)(b), Landlord may draw only upon that amount necessary to pay the costs described in such subparagraph 2.6(b)ii)(b); and (b) if Landlord has the right to draw upon the Letter of Credit as a result of an event described in subparagraph 2.6(b)(ii)(c), then Landlord may only draw upon that amount necessary to cause the mechanic's lien in question to be released and to reimburse Landlord for its attorneys' fees and cost regarding same.

          (iv) If Landlord draws upon the Letter of Credit because of an event described in subparagraph 2.6(b)(ii)(a), and Tenant subsequently replaces the Letter of Credit in accordance with the requirements hereof, then Landlord shall return all proceeds from the Letter of Credit held by Landlord upon the Landlord's receipt of such replacement Letter of Credit. If Tenant fails to provide a replacement Letter of Credit, then Landlord shall return to Tenant all remaining Letter of Credit proceeds held by Landlord on the Letter of Credit Termination Date after the application of such proceeds under this subparagraph 2.6(b). All proceeds form the Letter of Credit held by Landlord shall be placed in a separate account in Landlord's name and only used for the purposes permitted herein.

     (c) Notice of Non-responsibility and Notice of Completion. Landlord may post a notice of non-responsibility for the construction of the Tenant Improvements. Within five (5) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the County Recorder of Los Angeles County in accordance with the civil code of the State of California, and Tenant shall furnish a copy thereof to Landlord at the time of such recordation. If Tenant fails to so record such Notice of Completion, Landlord may execute and file same on behalf of Tenant as Tenant's agent and at Tenant's expense.

     (d) Plans. At the conclusion of the construction of the Tenant Improvements, Tenant shall cause to be delivered to Landlord a final set of working drawings for the Tenant Improvements to reflect all of the changes to the Tenant Improvements made during the course of construction. Such working drawings shall include all of the design of the Tenant Improvements, mechanical systems, plumbing and electrical, along with the specifications of the Tenant Improvements. Although Tenant shall retain all written warranties, guaranties and operating manuals for the Tenant Improvements, copies of such items shall be delivered to Landlord upon the termination or expiration of the Lease.

       2.7 Special Improvements. Prior to the Commencement Date of the Lease, Tenant may, provided that same does not delay or in any way interfere with Landlord's construction of the Building Shell, install (at Tenant's sole cost and expense) telephones, computer systems, cable and special electrical work, with the prior written approval of Landlord ("Special Improvements"). Any work on such Special Improvements shall be solely the responsibility of Tenant and shall be installed at Tenant's sole cost and expense. Tenant shall indemnify and hold Landlord harmless for any damage to person or property as a result of any installation and work on the Special Improvements and such work shall be governed by the provisions of
       Section 6.5 of the Lease.

       2.8 Other Improvements or Alterations. Tenant's right to make any alterations or additions to the Property after the Commencement Date of the Lease shall be subject to Section 6.5 of the Lease.

3.     ESTABLISHMENT OF INITIAL LEASE TERM AND INITIAL BASE RENT:

       3.1    Commencement Date.

              (a) If Tenant Does Not Utilize Full Service Space Planner. If Tenant does not employ a Full Service Space Planner under the terms of subparagraph 3.1(b), below, then the following provisions of this subparagraph 3.1(a) shall apply. The term of the Lease under Section 1.5 of the Lease shall commence on the earlier of: (i) thirty (30) days after the Completion Date (as the Completion Date is defined in Paragraph 1.3, above); or (ii) the date a certificate of occupancy (either temporary or permanent) is issued for the Tenant Improvements, a final inspection approval is issued for the Tenant Improvements or the City of Calabasas otherwise allows Tenant's occupancy of the Tenant Improvements. Such date is herein referred to as the "Commencement Date" of the Lease. Landlord and Tenant recognize that the Commencement Date of the Lease could occur prior to the completion of construction of the Tenant Improvements.

              (b) If Tenant Utilizes a Full Service Space Planner. If Tenant on or before July 1, 1998 Engages a "Full Service Space Planner" approved by Landlord, which approval shall not be unreasonably withheld, to provide all of the architectural, engineering, construction supervision and design services for the Tenant Improvements, then the term of the Lease under Section 1.5 of the Lease shall commence on the first to occur



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
of the following dates: the date a certificate of occupancy (permanent or temporary) is issued for the Property; the date that a final inspection approval has been issued for the Property; or the date that the City of Calabasas otherwise allows Tenant's legal occupancy of the Property for conducting business. Such date is herein referred to as the "Commencement Date" of the Lease. If the provisions of this subparagraph 3.1(b) apply, then subparagraph 3.1(a) shall not apply. Such Commencement Date under this subparagraph 3.1(b) shall occur: (i) one (1) day earlier than the defined Commencement Date, above, for each day that a "Tenant Delay" as defined below causes a delay in the construction of the Tenant Improvements or the Shell;
(ii) one (1) day earlier than the defined Commencement Date, above, for each day that Tenant's general contractor takes longer than one hundred eight (108) days to complete construction of the Tenant Improvements from the date that Landlord makes the Shell available to Tenant for the commencement of construction of the Tenant Improvements; and (iii) one (1) day earlier than the defined Commencement Date, above, for each day that the Final Plans and Specifications are completed after September 15, 1998; except that if Tenant Engages by July 1, 1998 H. Hendy Associates as a Full Service Space Planner, then subparagraphs 3.1(b)(ii) and (iii) shall not apply. The following items causing a delay in construction of the Tenant Improvements or the Shell shall be a "Tenant Delay" under this subparagraph 3.1(b) instead of the definition of "Tenant Delay" under subparagraph 1.3(a): Tenant's failure to timely deliver information to, or attend meetings with, the space planner; Tenant requests a change order under Paragraph 2.4; there is an installation of any Special Improvements under Paragraph 2.7; or Tenant fails to timely pay the space planner or the general contractor, except if nonpayment is due to the fact that such space planner or general contractor is in default of its contract with Tenant. For purposes of this subparagraph 3.1(b), the term "Full Service Space Planner" shall mean a full service space planner who provides all architectural, engineering, construction supervision and design services for the Tenant Improvements on a "turn key" basis. For purposes of this Construction Rider, Tenant "Engages" a Full Service Space Planner or H. Hendy Associates, as the case may be, when the Tenant orally or in writing contracts such space planner to begin the full-time design and construction services for the Tenant Improvements and, in fact, such space planner begins such full-time design and construction services for the Tenant Improvements by the specified date, and Tenant by such specified date delivers to Landlord a letter signed by such space planner so indicating such space planner's commencement of space planning design and construction services.

    (c) Initial Lease Term. The initial Lease Term shall terminate one hundred twenty-three (123) months after the Commencement Date (determined under the applicable subparagraph 3.1(a) or 3.1(b)). If the Commencement Date of the initial Lease Term is on a day other than the first day of a month, then such first fractional month shall be added to the initial one hundred twenty-three
(123) month Lease Term.

3.2 Adjustment to Initial Base Rent Based Upon Square Footage of the Building. On the Commencement Date, the initial monthly Base Rent under Paragraph 1.8(a) of the Lease shall be adjusted to equal the product of the following: Square Feet of the Building multiplied times Seventy Cents ($0.70) per square foot. "Square Feet of the Building" shall mean the square feet of the Building including the Square Feet of the mezzanine areas measured from the outside of each outside wall to the outside of each outside wall (including any stairwells or elevator shaft areas), as calculated by Landlord's architect using those plans for which the City of Calabasas has issued a building permit for the Shell.

3.3 Amendment to Lease. On the Commencement Date, Landlord and Tenant shall promptly execute an amendment to the Lease confirming: (a) the Commencement Date and termination date of the initial Lease Term; (b) the Square Feet of the Building; (c) the initial Base Rent as calculated under Paragraph 3.2 above;
(d) the costs of the Tenant Improvements; and (e) an acknowledgment that Landlord has complied with all of the terms of Paragraph 1, above, for purposes of Article 7 of the Lease. Regardless of the execution of such amendment, the Lease shall remain in full force and effect with the Commencement Date and termination date described in Paragraph 3.1 above, and the initial Base Rent and square feet of the Building calculated under Paragraph 3.2 above.

3.4 Tenant's Option to Terminate Lease If No Completion of Shell By Specified Date. If Completion of construction of the Shell has not occurred by September 1, 1999, which date shall be extended one (1) day for each day that any Tenant Delay (defined in subparagraph 1.2(a)) causes a delay in the completion of the construction of the Shell (the "Shell Completion Termination Date") or if the permit to construct the Building Shell is not obtained by Landlord by December 31, 1998 (the "Shell Permit Termination date"), then Tenant shall have the option to elect to terminate this Lease by delivering written notice to Landlord of Tenant's election to terminate this Lease. Such written option notice of Tenant to terminate this Lease must be delivered to Landlord on or before twenty (20) days after the Shell Completion Termination Date or the Shell Permit Termination Date, as applicable. If the Lease is properly terminated by Tenant under this Paragraph 3.4, then Landlord shall promptly return to Tenant Tenant's security deposit and first month's rent which Tenant has previously paid to Landlord along with the Letter of Credit, provided that all amounts for the Tenant Improvements have been paid to date and there are no mechanics' liens recorded against the Property relating to the Tenant Improvements. Time is of the essence in Tenant's election to terminate this Lease under this Paragraph 3.4 and if Tenant does not elect to terminate this Lease in strict compliance with the terms of this Paragraph 3.4 for any reason, then this right to terminate by Tenant shall be of no further force or effect. If Tenant does not provide written notice to Landlord to elect to terminate this Lease during the time periods specified in this Paragraph 3.4, then this Lease shall be deemed to have not been terminated, and Landlord shall continue to construct the Shell in compliance with the terms of this Construction Rider.

     3.5 Landlord's Option to Terminate the Lease if No Completion of Shell by Specified Date. If completion of the construction of the Shell has not occurred by September 1, 1999 due to acts of God, war, fire, flood, earthquake or other casualty, government regulation or restrictions, or severe weather conditions, then Landlord shall have the option to elect to terminate the Lease by delivering written notice to Tenant of Landlord's election to terminate the Lease. Such written option notice of Landlord to terminate the Lease must be delivered to Tenant by September 20, 1999. If Landlord elects to terminate the Lease, then the same provisions of Paragraph 3.4 regarding the return of Tenant's deposits and the Letter of Credit shall apply.

4.   LANDLORD'S WARRANTY REGARDING BUILDING SHELL AND TENANT IMPROVEMENTS:

     4.1 Warranty. Landlord warrants: (1) For a period of twelve (12) months from the Commencement Date ("Warranty Period") that the Shell portion of the Building has been constructed in a good and workmanlike manner in compliance with then applicable laws and using new materials without defects; and (ii) for a period of twenty-four (24) months from the Commencement Date that the roof has been constructed in a good and workmanlike manner, in compliance with then applicable laws, and using new materials without defects. Landlord's warranty under this Paragraph 4 is in addition to Landlord's obligations under Section 6.3 of the Lease for maintenance and repair of certain structural elements, the foundation and structural portions of the mezzanine deck. Landlord is specifically not warranting any of the Tenant Improvements, and Tenant shall be responsible to repair and maintain such Tenant Improvements in compliance with the terms of this Lease. If there are contractor or material supplier





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